As filed with the Securities and Exchange Commission on February 9, 2006
Registration Nos. 333-               , 333-               -01, 333-               -02 and 333-               -03

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Countrywide Financial Corporation
Countrywide Home Loans, Inc.
Countrywide Capital V
Countrywide Capital VI
(Exact name of Registrant as Specified in its Charter)

Delaware	13-2641992
New York	13-2631719
Delaware	Applied for
Delaware (State or other jurisdiction of incorporation or organization)	Applied for (I.R.S. Employer Identification No.)
4500 Park Granada
Calabasas, CA 91302
(818) 225-3000
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Sandor E. Samuels, Chief Legal Officer
Countrywide Financial Corporation and Countrywide Home Loans, Inc.
4500 Park Granada
Calabasas, CA 91302
(818) 225-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. O’Sullivan	Edward J. Fine

Munger, Tolles & Olson llp 355 South Grand Avenue, 35th Floor Los Angeles, California 90071 (213) 683-9100	Samir A. Gandhi Sidley Austin llp 787 Seventh Avenue New York, New York 10019 (212) 839-5300
      Approximate date of commencement of proposed sale to the public:     From time to time after the effective date of this Registration Statement, as determined by market conditions.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
(Continued on next page)

(Continued from previous page)
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
      If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Offering	Registration
Securities to be Registered(1)	Registered	Price per Unit	Price	Fee

Common Stock(3), Preferred Stock, Stock Purchase Contracts, Stock Purchase Units and Debt Securities of Countrywide Financial Corporation(4)

Debt Securities of Countrywide Home Loans, Inc.(5)

Preferred Securities of Countrywide Capital V(6)

Preferred Securities of Countrywide Capital VI(6)

Guarantees of the above-referenced Preferred Securities by Countrywide Financial Corporation and certain back-up undertakings(7)		(2)

Guarantees of the above-referenced Preferred Securities by Countrywide Home Loans, Inc. and certain back-up undertakings(7)

Guarantees of the Debt Securities of Countrywide Financial Corporation by Countrywide Home Loans, Inc.(8)

Guarantees of the Debt Securities of Countrywide Home Loans, Inc. by Countrywide Financial Corporation(8)

Securities registered hereunder to be sold in market-making transactions(9)
________________________________________________________________________________
________________________________________________________________________________

(1)	Also includes (i) such indeterminate number of shares of Common Stock and Preferred Stock as may be issued upon (a) conversion of or exchange for other shares of Preferred Stock, Debt Securities or Preferred Securities to the extent such securities provide for conversion into or exchange for shares of Common Stock or Preferred Stock, or (b) exercise of any Stock Purchase Contracts or Stock Purchase Units, (ii) such indeterminate principal amount of Debt Securities and related Guarantees of such Debt Securities as may be issued upon conversion of or exchange for shares of Preferred Stock or other Debt Securities and related Guarantees of such Debt Securities to the extent such shares of Preferred Stock and other Debt Securities and related Guarantees of such Debt Securities provide for conversion into or exchange for Debt Securities and related Guarantees of such Debt Securities and (iii) Stock Purchase Contracts that may be offered as part of Units of Stock Purchase Contracts and other Securities registered hereby.

(2)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee, except for $141,402 that has already been paid with respect to $1,116,038,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement Nos. 333-114270, 333-114270-01, 333-114270-02 and 333-114270-03, and were not sold thereunder.

(3)	This Registration Statement also applies to associated Preferred Stock Purchase Rights under the amended and restated rights agreement of Countrywide Financial Corporation which, prior to the occurrence of certain events, are attached to and tradable only with the shares of Common Stock registered hereby.

(4)	There is being registered hereunder an indeterminate number of shares of (i) Common Stock, (ii) Preferred Stock, (iii) Stock Purchase Contracts, (iv) Debt Securities and (v) Stock Purchase Units, which Stock Purchase Units represent ownership of Stock Purchase Contracts and Debt Securities, Preferred Securities or debt obligations of third parties, including U.S. Treasury Securities or Debt Securities or Preferred Securities of Countrywide Financial Corporation.

(5)	There is being registered hereunder an indeterminate amount of Debt Securities of Countrywide Home Loans, Inc.

(6)	There is being registered hereunder an indeterminate number of Preferred Securities of Countrywide Capital V and Countrywide Capital VI (each, a “Trust” and collectively, the “Trusts”). A like principal amount of Debt Securities issued by Countrywide Home Loans, Inc. or Countrywide Financial Corporation may be sold to any of the Trusts, in which event such Debt Securities may later be distributed for no additional consideration to the holders of the Preferred Securities of such Trust upon a dissolution of such Trust and the distribution of the assets thereof.

(7)	Includes the rights of holders of the Preferred Securities under the Guarantees and certain back-up undertakings, comprised of the obligations of Countrywide Financial Corporation and/or Countrywide Home Loans, Inc. under the Declaration of Trust of each Trust as borrower under the Debt Securities, to provide certain indemnities in respect of, and pay and be responsible for certain costs, expenses, debts and liabilities of, each Trust (other than with respect to the Preferred Securities) and such obligations of Countrywide Financial Corporation or Countrywide Home Loans, Inc., as the case may be, as set forth in the Declaration of Trust of each Trust and the related Indenture, in each case as amended from time to time and as further described in the Registration Statement. The Guarantees, when taken together with the obligations of Countrywide Financial Corporation or Countrywide Home Loans, Inc. under the Debt Securities or the related guarantee, the related Indenture and the Declaration of Trust, will provide a full and unconditional guarantee on a subordinated basis by Countrywide Financial Corporation of payments due on the Preferred Securities. No separate consideration will be received for any Guarantees or such back-up obligations.

(8)	No separate consideration will be received for the Guarantees of Debt Securities.

(9)	This Registration Statement registers an indeterminate principal amount of Debt Securities and related Guarantees of such Debt Securities to be sold by Countrywide Securities Corporation in market-making transactions where required.

EXPLANATORY NOTE
Inclusion of Two Base Prospectuses
      This Registration Statement contains two base prospectuses. The first base prospectus is to be used in connection with offerings by Countrywide Financial Corporation of its common stock, preferred stock, stock purchase contracts, stock purchase units and debt securities and offerings by Countrywide Home Loans, Inc. of its debt securities. Debt securities offered by Countrywide Financial Corporation may be guaranteed by Countrywide Home Loans, Inc. and debt securities offered by Countrywide Home Loans, Inc. may be guaranteed by Countrywide Financial Corporation. The second base prospectus is to be used in connection with offerings by Countrywide Capital V and Countrywide Capital VI of their respective Preferred Securities.

PROSPECTUS
Countrywide Financial Corporation
Common Stock, Preferred Stock, Stock Purchase Contracts
and Stock Purchase Units
Debt Securities
Payment of Principal, Premium, if any, and Interest
Unconditionally Guaranteed by
Countrywide Home Loans, Inc.
Countrywide Home Loans, Inc.
Debt Securities
Payment of Principal, Premium, if any, and Interest
Unconditionally Guaranteed by
Countrywide Financial Corporation

      Through this prospectus, we may periodically offer:

•	our debt securities;

•	shares of our common stock;

•	shares of our preferred stock; and/or

•	contracts to purchase shares of our common stock or preferred stock, and our subsidiary, Countrywide Home Loans, may periodically offer its debt securities.
      The specific terms of any securities that we or Countrywide Home Loans will offer will be described in a supplement to this prospectus.
      Countrywide Home Loans may guarantee all payments of principal of and any premium and interest on any debt securities we offer. We may guarantee all payments of principal of and any premium and interest on any debt securities offered by Countrywide Home Loans.
      Our common stock trades on the New York Stock Exchange under the symbol “CFC.” We will list any shares of our common stock sold under this prospectus on the New York Stock Exchange.
      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 9, 2006.

      You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement accompanying this prospectus and that we or Countrywide Home Loans have referred you to. Neither we nor Countrywide Home Loans has authorized anyone to provide you with information that is different. You should not assume that the information in this prospectus or in any prospectus supplement is accurate as of any date other than the date on the front of those documents.

      References in this prospectus to “Countrywide Financial Corporation,” “we,” “us” and “our” are to Countrywide Financial Corporation.
      References in this prospectus to “Countrywide Home Loans” are to Countrywide Home Loans, Inc.
Available Information;
Incorporation by Reference
      We are required to file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any document we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York and the Pacific Stock Exchange, 115 Sansome Street, San Francisco, California 94104.
      The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, other than those portions of such documents (1) described in paragraphs (i), (k) and (l) of Item 402 of Regulation S-K promulgated by the SEC or (2) furnished under Item 9 of a Current Report on Form 8-K, until all the securities offered under this prospectus are sold. This prospectus is part of the registration statement we filed with the SEC.

1.	Annual Report on Form 10-K for the year ended December 31, 2004.

2.	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005.

3.	Current Reports on Form 8-K, dated February 18, 2005, February 22, 2005, March 11, 2005, March 24, 2005, April 1, 2005, June 15, 2005, September 30, 2005, September 27, 2005, October 27, 2005, December 23, 2005 and December 30, 2005.
      You may request a copy of these filings, at no cost, by writing or telephoning us at Countrywide Financial Corporation, 4500 Park Granada, Calabasas, California 91302, telephone (818) 225-3000, Attention: Investor Relations.

Description of Capital Stock
      The following description of our capital stock is not complete and is qualified in its entirety by reference to our restated certificate of incorporation and to any certificate of designations that we will file with the SEC if we offer preferred stock under this prospectus. We have filed a copy of our restated certificate of incorporation as an exhibit to the registration statement of which this prospectus is part.
Common Stock
      We have authorized under our restated certificate of incorporation 1,000,000,000 shares of common stock, par value $.05 per share. As of December 31, 2005, 600,030,686 shares of our common stock were outstanding and were held by 1,919 record holders. Each record holder of our common stock is entitled to cast one vote per share on all matters submitted to a vote of our stockholders. We may pay dividends to the record holders of our common stock only when, as and if declared by our board of directors, out of funds legally available for those dividends. Each share of our common stock shares equally in those dividends and in other distributions to holders of our common stock, including distributions made if we liquidate, dissolve or wind up our affairs. Our common stock carries no preemptive, conversion, subscription, redemption, sinking fund or cumulative voting rights.
Preferred Stock Purchase Rights
      On February 10, 1988, our board of directors declared a dividend distribution of one preferred stock purchase right (a “Right”) for each outstanding share of our common stock. On November 15, 2001, our board of directors adopted certain amendments to the terms of the Rights. As of the date hereof, giving effect to stock dividends and stock splits, there is associated with each outstanding share of our common stock 0.25 of a Right. Except as set forth below, each Right, when exercisable, entitles the registered holder to purchase from us one two-thousandth of a share of a series of preferred stock, designated as Series A Participating Preferred Stock, par value $.05 per share, at a price of $175 per one two-thousandth of a share (the “Purchase Price”), subject to adjustment.
      These stock purchase rights are evidenced by our common stock certificates and may not be exercised or transferred apart from our common stock until the earlier of the date (the “Distribution Date”) of a public announcement that a person or group without our prior consent has acquired 15% or more of our common stock (an “Acquiring Person”) or the date that is ten days (subject to extension by our board of directors) after a tender offer for our common stock is commenced without our prior consent.
      If any person becomes an Acquiring Person, each stock purchase right (except those owned by the Acquiring Person) will allow its holder to purchase, at the then current exercise price of the stock purchase right, the number of shares of our common stock, or their equivalent, that, at the time of the transaction, would have a market value of two times the exercise price of the stock purchase right. Our board of directors may delay the ability to exercise the stock purchase rights during the period in which they are exercisable only for our Series A Participating Preferred Stock (and not our common stock).
      If after a person has become an Acquiring Person we are acquired in a merger or other business combination, each stock purchase right (except those held by the Acquiring Person) will entitle its holder to purchase, at the then current exercise price of the stock purchase right, the number of shares of our common stock, or their equivalent, of the other party (or its publicly traded parent company) to the merger or business combination that at the time of the transaction would have a market value of two times the exercise price of the stock purchase right. The stock purchase rights expire on the earliest of February 28, 2012, the date certain merger transactions close or the date we elect to redeem the stock purchase rights before any person becomes an Acquiring Person.
Preferred Stock
      We have authorized under our restated certificate of incorporation 1,500,000 shares of preferred stock, par value $.05 per share. We will describe the specific terms of any series of preferred stock we offer under this prospectus in a prospectus supplement relating to that series of preferred stock. Our board of directors is authorized to provide for the issuance of preferred stock in one or more series with the distinctive designations as may be stated in the resolution or resolutions providing for the issuance of that preferred stock. At the time that it authorizes any series of preferred stock, our board of directors will determine the number of shares constituting that series and its designation and fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series.
      At this time, our board of directors has authorized only one series of preferred stock for issuance, the Series A Participating Preferred Stock, which is issuable upon the exercise of our preferred stock purchase rights. See “— Preferred Stock Purchase Rights” above. Our board of directors could, without stockholder approval, cause us to issue preferred stock that has voting, conversion and other rights that could adversely affect the holders of our common stock or make it more difficult to cause a change in control of our company. The preferred stock could be used to dilute the stock ownership of persons seeking to obtain control of our company and thereby hinder a possible takeover attempt that, if stockholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our stockholders. In addition, the preferred stock could be issued with voting, conversion and other rights and preferences that would adversely affect the voting power and other rights of holders of our common stock.
Other Provisions of Our Restated Certificate of Incorporation and Our Bylaws
      In addition to the preferred stock purchase rights described above under “— Preferred Stock Purchase Rights” and the terms of any preferred stock that we may determine to issue as described above under “— Preferred Stock,” other provisions of our restated certificate of incorporation and our bylaws may make it more difficult for a third party to acquire, or may discourage a third party from attempting to acquire, control of our company. Our restated certificate of incorporation includes the following provisions:

(1) It provides for a three-year staggered board of directors, vacancies on which may be filled by the board of directors and whose members may be removed only for cause and only by the vote of the holders of two-thirds of the outstanding shares of our common stock.

(2) It limits our power to purchase shares of our voting stock from a five percent holder at a price exceeding its fair market value, unless the purchase is approved by holders of a majority of those voting shares (unless applicable law requires a greater vote), without the vote of that five percent holder. Voting stock is defined as capital stock that has the right to vote generally on matters relating to our company and any security that is convertible into that stock.

(3) It prohibits action by written consent of our stockholders.

(4) It provides that our bylaws may be amended by our board of directors or, with some exceptions, by a vote of two-thirds of our voting shares and further provides that a two-thirds vote of all of our voting shares is required to amend the provisions of our restated certificate of incorporation that are described in this section, unless the amendment has been approved by two-thirds of our board of directors and a majority of our continuing directors. Continuing directors are directors who became members of our board of directors before any stockholder who beneficially owns ten percent of the outstanding shares first became a ten percent stockholder.
      Our bylaws provide that special meetings of the stockholders may be called only by our directors and limit the business that may be transacted at those meetings to those matters set forth in the request of the proposed meeting.

Transfer Agent and Registrar
      The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.
Description of Stock Purchase Contracts
and Stock Purchase Units
      Unless we otherwise indicate in the applicable prospectus supplement, we may issue stock purchase contracts, including contracts that would require holders to purchase from us and for us to sell to them, a specified number of shares of our common stock or preferred stock at a future date or dates. We may fix what the consideration per share of common stock or preferred stock will be when we issue the stock purchase contracts, and this consideration may be determined by a formula that is described in the stock purchase contracts. We may issue the stock purchase contracts separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. Treasury securities, that secure the holders’ obligations to purchase our common stock or preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner.
Pledged Securities and Pledge Agreement
      The securities subject to the stock purchase contracts or stock purchase units (the “Pledged Securities”) will be pledged to a collateral agent, for our benefit, under the terms of a pledge agreement. The Pledged Securities will secure the obligations of holders of stock purchase contracts or stock purchase units to purchase shares of our common stock or preferred stock under the stock purchase contracts or stock purchase units. The rights of holders of stock purchase contracts or stock purchase units to the related Pledged Securities will be subject to our security interest therein created by the pledge agreement. No holder of stock purchase contracts or stock purchase units may withdraw the underlying Pledged Securities from the pledge arrangement except upon the termination or early settlement of the stock purchase contracts or stock purchase units. Subject to that security interest and the terms of a purchase contract agreement and the pledge agreement, each holder of a stock purchase contract or stock purchase unit will keep full beneficial ownership of the related Pledged Securities.
      Except as we may describe in the applicable prospectus supplement, the collateral agent will, upon receipt of distributions on the Pledged Securities, distribute those payments to us or to the purchase contract agent, as provided in the pledge agreement. The purchase contract agent will in turn distribute payments it receives as provided in the purchase contract agreement.
      We will describe the terms of any stock purchase contracts or stock purchase units that we offer under this prospectus in a prospectus supplement. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the stock purchase contracts and, if applicable, collateral arrangements and depositary arrangements, relating to such stock purchase contracts or stock purchase units.

Description of Debt Securities and Related Guarantees
      The following description summarizes some of the general terms and conditions of the debt securities that Countrywide Financial Corporation may issue under this prospectus (the “CFC debt securities”) and that Countrywide Home Loans may issue under this prospectus (the “CHL debt securities”). Countrywide Financial Corporation will describe the particular terms of any CFC debt securities that it offers and the extent to which the general provisions below will apply to those CFC debt securities in a prospectus supplement relating to those CFC debt securities, and Countrywide Home Loans will describe the particular terms of any CHL debt securities that it offers and the extent to which the general provisions below will apply to those CHL debt securities in a prospectus supplement relating to those CHL debt securities.
      Countrywide Financial Corporation will issue CFC debt securities either (1) under a senior indenture (the “CFC senior indenture”) between Countrywide Financial Corporation, Countrywide Home Loans, as guarantor (the “CFC guarantor”), and The Bank of New York, as trustee (the “CFC senior trustee”), or (2) under a subordinated debt indenture (the “CFC subordinated indenture”) among Countrywide Financial Corporation, the CFC guarantor and The Bank of New York, as trustee (the “CFC subordinated trustee”). Any series of CFC debt securities that Countrywide Financial Corporation issues under the CFC senior indenture will constitute unsubordinated debt of Countrywide Financial Corporation (“CFC senior debt securities”) and will rank senior to any series of CFC debt securities that Countrywide Financial Corporation issues under the CFC subordinated indenture (“CFC subordinated debt securities”).
      Countrywide Home Loans will issue CHL debt securities either (1) under a senior indenture (the “CHL senior indenture”) among Countrywide Home Loans, Countrywide Financial Corporation, as guarantor (the “CHL guarantor”), and The Bank of New York, as trustee (the “CHL senior trustee”), or (2) under a subordinated debt indenture (the “CHL subordinated indenture”) among Countrywide Home Loans, the CHL guarantor and The Bank of New York, as trustee (the “CHL subordinated trustee”). Any series of CHL debt securities that Countrywide Home Loans issues under the CHL senior indenture will constitute unsubordinated debt of Countrywide Home Loans (“CHL senior debt securities”) and will rank senior to any series of CHL debt securities that Countrywide Home Loans issues under the CHL subordinated indenture (“CHL subordinated debt securities”).
      In this description, the CFC debt securities and the CHL debt securities are sometimes referred to together as the “debt securities,” the CFC senior debt securities and the CHL senior debt securities are sometimes referred to together as the “senior debt securities,” the CFC subordinated debt securities and the CHL subordinated debt securities are sometimes referred together as the “subordinated debt securities,” the CFC senior indenture and the CHL senior indenture are sometimes referred to together as the “senior indenture,” the CFC subordinated indenture and the CHL subordinated indenture are sometimes referred to together as the “subordinated indenture,” Countrywide Financial Corporation and Countrywide Home Loans are sometimes referred to together as the “issuer,” the CFC guarantor and the CHL guarantor are sometimes referred to as the “guarantor,” the CFC senior trustee and the CHL senior trustee are sometimes referred to together as the “senior trustee” and the CFC subordinated trustee and the CHL subordinated trustee are sometimes referred to together as the “subordinated trustee.”
      Each series of debt securities will be issued under the terms of an amendment or supplement to the applicable indenture that takes the form of a supplemental indenture or an officers’ certificate delivered under the authority of resolutions adopted by the applicable board of directors and the terms of that indenture. The terms of any debt securities will include those stated in the applicable indenture and those made part of that indenture by reference to the Trust Indenture Act. The debt securities will be subject to all those terms, and we refer the holders of debt securities to the applicable indenture and the Trust Indenture Act for a statement of those terms.
      The following summaries of various provisions of the indentures and the debt securities are not complete and are qualified in their entirety by reference to the provisions of the indentures, including the definitions of capitalized terms used in this section without definition. Unless we otherwise indicate, capitalized terms have the meanings given them in the applicable indenture.

      The applicable prospectus supplement will specify whether the debt securities will be senior, senior subordinated or subordinated (including, if applicable, junior subordinated) debt. The debt securities may be issued as part of units consisting of debt securities and securities that we may offer under this prospectus. If debt securities are issued as part of units of debt securities and other securities that we may issue under this prospectus, we will describe any applicable material federal income tax consequences to holders in the applicable prospectus supplement.
Senior Indenture
General
      The senior indentures do not limit the aggregate principal amount of senior debt securities that the issuer may issue periodically in series.
      The CFC senior debt securities will be unsecured and unsubordinated indebtedness of Countrywide Financial Corporation and will rank equally in right of payment with Countrywide Financial Corporation’s other unsecured and unsubordinated indebtedness. Because Countrywide Financial Corporation is a holding company, the rights of its creditors (including the holders of the CFC debt securities) to share in the distribution of the assets of any subsidiary upon that subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors, except to the extent Countrywide Financial Corporation may itself be a creditor with recognized claims against the subsidiary.
      The CHL senior debt securities will be unsecured and unsubordinated indebtedness of Countrywide Home Loans and will rank equally in right of payment with Countrywide Home Loans’ other unsecured and unsubordinated indebtedness. A substantial portion of the assets of Countrywide Home Loans may be pledged under various credit agreements among Countrywide Home Loans and various lending institutions.
      We refer you to the prospectus supplement and any pricing supplement relating to any particular series of senior debt securities for a description of the terms of those senior debt securities, including, where applicable:

(1) the issuer of those senior debt securities and, if applicable, the guarantor;

(2) the title of those senior debt securities;

(3) any limit on the aggregate principal amount of those senior debt securities;

(4) the date or dates (or any method or methods by which that date or those dates will be determined or extended) on which the principal of those senior debt securities is payable;

(5) any places other than the issuer’s office or agency in The City of New York where those senior debt securities will be payable or surrendered for registration of transfer or exchange;

(6) the denominations in which those senior debt securities will be issuable;

(7) the currency in which those senior debt securities may be denominated, which may be U.S. dollars or any foreign currency or currency unit, and, if applicable, other information regarding that foreign currency or currency unit;

(8) the designation of the currency or currencies in which payment of the principal of and any premium and interest on those senior debt securities will be made and whether payment of the principal of or any premium or the interest on senior debt securities designated in a foreign currency or currency unit, at the holder’s election, may instead be payable in U.S. dollars and the terms and conditions upon which that election may be made;

(9) any rate or rates (which may be fixed or floating) at which those senior debt securities will bear interest (or any method or methods by which that rate or those rates are to be determined or reset), any date or dates from which that interest will accrue (or any method or methods by which that date or those dates will be determined or reset), the dates on which that interest will be payable, the record date for the interest payable on any interest payment date, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

(10) any terms and conditions on which those senior debt securities may be redeemed at the option of the issuer or repaid at the holders’ option;

(11) any obligation of the issuer to redeem, repay or purchase those senior debt securities under the terms of any sinking fund or analogous provisions, and the terms and conditions on which those senior debt securities will be redeemed, repaid or purchased, in whole or in part, under the terms of that obligation;

(12) if other than the principal amount, the portion of the principal amount of those senior debt securities that will be payable upon declaration of acceleration of the maturity of those senior debt securities;

(13) any provisions for the defeasance of those senior debt securities;

(14) any ability a holder of a senior debt security may have to renew all or any portion of a senior debt security;

(15) any additional Events of Default or restrictive covenants applicable to those senior debt securities;

(16) any other terms not inconsistent with the senior indenture, including any terms which may be required by or advisable under United States laws or regulations;

(17) if those senior debt securities are denominated or payable in a currency or currency unit other than U.S. dollars, the designation of the initial Exchange Rate Agent and, if other than as set forth in the Indenture, the definition of the “Exchange Rate”; and

(18) the form of those senior debt securities and, if in global form, the name of the depositary and the terms upon which and the circumstances under which those senior debt securities may be exchanged.

      Unless the issuer otherwise indicates in the applicable prospectus supplement, the issuer will issue senior debt securities only in fully-registered form without coupons. Senior debt securities denominated in U.S. dollars will be issued in denominations of $10,000 or integral multiples of $1,000 unless the issuer otherwise provides in the applicable prospectus supplement. The prospectus supplement relating to a series of senior debt securities denominated in a foreign currency or currency unit will specify the denominations in which those senior debt securities may be issued.
      The senior indenture does not contain any provisions that would limit the ability of the issuer or any of its affiliates to incur indebtedness (secured or unsecured) or that would afford holders of senior debt securities protection in the event of a highly leveraged transaction, restructuring, change in control, merger or similar transaction involving the issuer that may adversely affect holders of the senior debt securities.
      The issuer may sell one or more series of senior debt securities at a substantial discount below their stated principal amount, and those senior debt securities may bear no interest or interest at a rate that at the time of issuance is below market rate. One or more series of senior debt securities may be floating rate debt securities and may be exchangeable for fixed rate debt securities. The issuer will describe any federal income tax consequences and special considerations applicable to any particular series in the applicable prospectus supplement.
      Unless the issuer otherwise indicates in the applicable prospectus supplement, the principal of, and any premium or interest on, any series of senior debt securities will be payable, and those senior debt securities will be exchangeable and transfers of them will be registrable, at the Corporate Trust Office of the senior trustee, initially at 101 Barclay Street, New York, New York 10286. However, the issuer may elect to make interest payments by check mailed to the address of the person entitled to them as that address appears in the security register for those senior debt securities.

      No senior debt security will be entitled to any benefit under the senior indenture or be valid or obligatory for any purpose unless there appears on that senior debt security a certificate of authentication substantially in the form provided in the senior indenture that is duly executed by the senior trustee, and that certificate will be conclusive evidence and the only evidence that senior debt security has been duly authenticated and delivered under and is entitled to the benefits of the senior indenture.
Events of Default
      The senior indenture provides that the following are “Events of Default” that apply to any series of senior debt securities:

(1) default in payment of principal of (or any premium on) any senior debt security of that series at maturity;

(2) default for 30 days in payment of interest on any senior debt security of that series when due;

(3) default in the deposit of any sinking fund payment on any senior debt security of that series when due;

(4) default in the performance or breach of any other covenant or warranty of the issuer or the guarantor in the senior indenture, the senior debt securities or the related guarantees, continued for 60 days after written notice of default by the senior trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior debt securities of that series;

(5) default resulting in acceleration of maturity of any other indebtedness for borrowed money of the issuer, the guarantor or any direct or indirect subsidiary of the guarantor in an amount exceeding $100,000,000 and that acceleration shall not be rescinded or annulled for a period of 10 days after written notice of the default by the senior trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior debt securities of that series;

(6) certain events of bankruptcy, insolvency or reorganization; and

(7) any other Event of Default applicable to that series of senior debt securities.
      No Event of Default applicable to a particular series of senior debt securities necessarily constitutes an Event of Default applicable to any other series of senior debt securities.
      The senior indenture provides that if an Event of Default occurs and continues, either the senior trustee or the holders of at least 25% in aggregate principal amount of the senior debt securities of that series then outstanding may declare the principal amount of those senior debt securities (or, if they are Original Issue Discount Securities, the amount as provided in the terms of those Original Issue Discount Securities) to be due and payable immediately upon written notice of acceleration to the issuer. In some cases, the holders of a majority in aggregate principal amount of the outstanding senior debt securities of that series may, on behalf of the holders of all those senior debt securities, rescind and annul that declaration of acceleration. “Original Issue Discount Security” means, except as otherwise defined in a senior debt security, any senior debt security that is issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code of 1986 and related regulations.
      The agreements governing certain of the outstanding indebtedness of Countrywide Financial Corporation and Countrywide Home Loans contain provisions that would characterize some Events of Default under the senior indenture as events of default under those agreements that could in turn result in, among other things, an acceleration of the indebtedness under those agreements.
      The senior indenture contains a provision entitling the senior trustee, subject to its duty to act with the required standard of care during default under any series of senior debt securities, to be indemnified by the holders of the senior debt securities of that series before exercising any right or power under the senior indenture at the request of the holders of senior debt securities of that series. The senior indenture provides that no holders of senior debt securities of any series may institute any proceedings, judicial or otherwise, to enforce the senior indenture except if the senior trustee fails to act for 60 days after it receives a written request to enforce the senior indenture by the holders of at least 25% in aggregate principal amount of the then outstanding senior debt securities of that series and an offer of reasonable indemnity. This provision will not prevent any holder of senior debt securities from enforcing payment of the principal thereof and any premium and interest on those senior debt securities when due. The holders of a majority in aggregate principal amount of the senior debt securities of any series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the senior trustee or exercising any trust or power conferred on it with respect to those senior debt securities. However, the senior trustee may refuse to follow any direction that it determines would be illegal or would conflict with the senior indenture or involve it in personal liability or that would unjustly prejudice holders of the senior debt securities of that series not joining the proceeding.
      The senior indenture provides that the senior trustee will, within 90 days after a default occurs that affects the outstanding senior debt securities of any series, give to the holders of those senior debt securities notice of that default, unless that default has been cured or waived. Except in the case of a default in the payment of principal of, or any premium or interest on any senior debt securities or payment of any sinking fund installment, the senior trustee will be protected in the withholding of that notice if it determines in good faith that the withholding of that notice is in the interest of the holders of the senior debt securities of that series.
      The issuer will be required to file with the senior trustee annually an officers’ certificate as to the absence of certain defaults under the terms of the senior indenture.
Modification and Waiver
      The issuer, the guarantor and the senior trustee may modify or amend the senior indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding senior debt securities of each series affected by that modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding senior debt security affected:

(1) except as the senior indenture otherwise permits for senior debt securities for which the Stated Maturity is extendible, change the Stated Maturity of the principal of, or any installment of interest on, that senior debt security;

(2) reduce the principal amount of, or, except as the senior indenture otherwise permits for senior debt securities for which the interest rate may be reset, interest on, or any premium payable upon redemption or repayment of, that senior debt security;

(3) reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of its Maturity;

(4) adversely affect the right of repayment at the option of a holder of that senior debt security;

(5) reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions of that senior debt security;

(6) change the place or currency or currency unit of payment of the principal of or any premium or interest on that senior debt security;

(7) change or eliminate the rights of a holder to receive payment in a designated currency;

(8) impair the right to institute suit for the enforcement of any required payment on or with respect to that senior debt security;

(9) reduce the percentage of the aggregate principal amount of the outstanding senior debt securities of any series the consent of whose holders is required to modify or amend the senior indenture, to waive compliance with certain provisions of the senior indenture, or to waive certain defaults;

(10) modify any of the provisions of Section 613 (described below) except to increase the percentage or to provide that some other provisions of the senior indenture cannot be modified or waived without the consent of the holder of each outstanding senior debt security affected by the modification or waiver; or

(11) modify or affect the terms and conditions of the related guarantees in a manner adverse to the interests of the holders of the senior debt securities.
      The senior indenture also contains provisions permitting the issuer, the guarantor and the senior trustee, without the consent of any holders of senior debt securities, to enter into supplemental indentures for any of the following purposes:

(1) to evidence the succession of another corporation to the issuer or the guarantor and the assumption by that successor of the obligations and covenants of the issuer or the guarantor contained in the senior indenture, the senior debt securities and the related guarantees;

(2) to add to the covenants of the issuer or the guarantor for the benefit of the holders of all or any series of senior debt securities (and if those covenants are to be for the benefit of less than all series of senior debt securities, stating that those covenants are expressly being included solely for the benefit of that series), or to surrender any right or power in the senior indenture conferred upon the issuer or the guarantor;

(3) to add any additional Events of Default (and if those Events of Default will be applied to less than all series of senior debt securities, stating that those Events of Default are expressly being included solely to be applied to that series);

(4) to add or change any of the provisions of the senior indenture to the extent necessary to permit or facilitate the issuance of senior debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

(5) to change or eliminate any provisions of the senior indenture, provided that any of those changes or eliminations will become effective only when there is no senior debt security outstanding of any series created before that supplemental indenture is executed which is entitled to the benefit of that provision;

(6) to establish the form or terms of senior debt securities of any series as otherwise permitted by the senior indenture;

(7) to evidence and provide for the acceptance of appointment under the senior indenture by a successor senior trustee for the senior debt securities of one or more series issued under the senior indenture and to add to or change any of the provisions of the senior indenture necessary to provide for or facilitate the administration of the trusts under the senior indenture by more than one senior trustee consistent with the requirements of the senior indenture;

(8) to secure the senior debt securities issued under the senior indenture;

(9) to cure any ambiguity, to correct or supplement any provision in the senior indenture which may be defective or inconsistent with any other provision of the senior indenture, or to make any other provisions regarding matters or questions arising under the senior indenture which will not be inconsistent with any provision of the senior indenture, provided those other provisions will not adversely affect the interests of the holders of senior debt securities of any series issued under the senior indenture in any material respect;

(10) to modify, eliminate or add to the provisions of the senior indenture to the extent necessary to qualify the senior indenture under the Trust Indenture Act or under any similar federal statute subsequently enacted and to add to the senior indenture other provisions as may be expressly required under the Trust Indenture Act; or

(11) to enable the guarantor or one of its subsidiaries to assume the payment obligations under the senior debt securities and the performance of every covenant to be performed or observed by the issuer under the senior indenture.
      The holders of a majority in aggregate principal amount of the outstanding senior debt securities of each series may, on behalf of all holders of senior debt securities of that series, waive any past default under the senior indenture affecting the senior debt securities of that series except a default in the payment of the principal of (or any premium), or interest on, any senior debt security of that series and a default in the compliance of a covenant or provision if the consent of the holder of each outstanding senior debt security of that series would be required to modify or amend that covenant or provision.
Consolidation, Merger and Transfer of Assets
      Under the senior indenture, neither the issuer nor the guarantor may consolidate with or merge into any corporation, or transfer its assets substantially as an entirety to any person, unless:

(1) the successor corporation or transferee assumes the issuer’s or the guarantor’s obligations on the senior debt securities or the related guarantees, as applicable, and under the senior indenture, and in the case of a consolidation or merger of the issuer, the guarantor delivers an affirmation of the continuance of its obligations to the senior trustee;

(2) after giving effect to the transaction, no Event of Default and no event that, after notice or lapse of time or both, would become an Event of Default will have occurred and be continuing; and

(3) certain other conditions are met.
Satisfaction, Discharge and Defeasance
      The senior indenture, with respect to any series of senior debt securities (except for some specified surviving obligations, including (1) any rights of registration of transfer and exchange and (2) rights to receive the principal, any premium and interest on the senior debt securities), will be discharged and cancelled upon the satisfaction of certain conditions, including the following:

(1) all senior debt securities of that series not previously delivered to the senior trustee for cancellation have become due or payable, will become due and payable at their Stated Maturity within one year, or are to be called for redemption within one year; and

(2) the deposit with the senior trustee of an amount in the Specified Currency sufficient to pay the principal, any premium and interest to the Maturity of all senior debt securities of that series.
      If the issuer so specifies in the prospectus supplement relating to senior debt securities of any series, the issuer at its option:

(1) will be discharged from any and all obligations under the senior debt securities of that series (except for obligations to register the transfer or exchange of senior debt securities of that series, replace stolen, lost or mutilated senior debt securities of that series, maintain offices or agencies in each Place of Payment and hold moneys for payment in trust); or

(2) will not be subject to provisions of the indenture described above under “Consolidation, Merger and Transfer of Assets” for the debt securities of that series,

if the issuer irrevocably deposits with the senior trustee, in trust, money or U.S. government obligations, which through interest and principal payments will provide a sufficient amount of money (in the opinion of independent public accountants) to pay all the principal (including any mandatory sinking fund payments) of, and any premium and interest on, the senior debt securities of that series on the dates those payments are due consistent with the terms of those senior debt securities. To exercise either option, the issuer must deliver to the senior trustee:

(1) an opinion of counsel stating that;

(a) the deposit and related defeasance would not cause the holders of the senior debt securities of that series to recognize income, gain or loss for federal income tax purposes;

(b) the exercise of that option will not cause any violation of the Investment Company Act of 1940; and

(c) if the senior debt securities of that series are then listed on the New York Stock Exchange, those senior debt securities would not be delisted as a result of the exercise of that option; and

(2) if senior debt securities of that series are being discharged, a ruling received from or published by the United States Internal Revenue Service to the effect that the deposit and related defeasance would not cause the holders of the senior debt securities of that series to recognize income, gain or loss for federal income tax purposes.
Guarantees
      The CHL guarantor will unconditionally guarantee (the “CHL Guarantees”) the payment of principal of and any premium and interest on the CHL senior debt securities when due and payable, whether at their Stated Maturity or upon redemption, repayment or otherwise. The CFC guarantor may, if specified in the applicable prospectus supplement, unconditionally guarantee (the “CFC Guarantees” and, together with the CHL Guarantees, the “Guarantees”) the payment of principal of and any premium and interest on the CFC senior debt securities when due and payable, whether at their Stated Maturity or upon redemption, repayment or otherwise. The Guarantees will rank equally in right of payment with all other unsecured and unsubordinated obligations of the guarantor.
      The obligations of the guarantor under the Guarantees will be unconditional regardless of the enforceability of the senior debt securities or the senior indenture and will not be discharged until all obligations under those senior debt securities and the senior indenture are satisfied. Holders of the senior debt securities may proceed directly against the guarantor if an Event of Default affecting those senior debt securities occurs without first proceeding against the issuer.
      Because the CHL guarantor is a holding company, the rights of its creditors (including the holders of the CHL senior debt securities if the CHL Guarantees are enforced) to share in the distribution of the assets of any subsidiary upon that subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors, except to the extent the guarantor may itself be a creditor with recognized claims against the subsidiary.
      The CFC Guarantee will be unsecured and unsubordinated indebtedness of Countrywide Home Loans and will rank equally in right of payment with Countrywide Home Loans’ other unsecured and unsubordinated indebtedness. A substantial portion of the assets of Countrywide Home Loans may be pledged under various credit agreements among Countrywide Home Loans and various lending institutions.
Global Securities
      The issuer may issue senior debt securities of any series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that series. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing senior debt securities in definitive form, a global security may not be transferred except as a whole by the depositary for that global security to a nominee of that depositary or by a nominee of that depositary to that depositary or another nominee of that depositary or by that depositary or that nominee to a successor of that depositary or a nominee of that successor. The issuer will describe the specific terms of the depositary arrangement for a series of senior debt securities in the prospectus supplement relating to that series.
Concerning the Trustee
      The Bank of New York is the trustee under the senior indenture. Countrywide Financial Corporation and Countrywide Home Loans maintain banking relationships in the ordinary course of business with the senior trustee. Among other things, The Bank of New York is a lending bank under an existing revolving credit facility of Countrywide Home Loans.
Governing Law
      Unless the issuer otherwise specifies in the applicable prospectus supplement, the senior indenture and the senior debt securities will be governed by New York law.
Subordinated Indentures
General
      The subordinated indentures will not limit the amount of additional indebtedness that the issuer or any of its subsidiaries may incur, except as the issuer may provide in the applicable prospectus supplement. The debt securities issued under the subordinated indenture will be subordinated obligations as described in the applicable prospectus supplement.
      The issuer will indicate in the applicable prospectus supplement the following terms of and information concerning any subordinated debt securities that the issuer issues (to the extent those terms apply to those subordinated debt securities and have not been otherwise described):

(1) the issuer of those senior debt securities and, if applicable, the guarantor;

(2) the specific title, aggregate principal amount, denomination and form;

(3) the date of maturity (or the method by which that date may be determined or extended);

(4) any interest rate or rates, whether fixed or floating (or the method by which that rate or those rates will be determined);

(5) the date from which interest will accrue (or the method by which that date may be determined or reset), the dates on which that interest will be payable and the record date for any interest payable on the interest payment date and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

(6) the place or places where the principal of and any premium and any interest on the subordinated debt securities will be payable, or where those subordinated debt securities may be surrendered for registration of transfer or exchange, if not the corporate trust office of the subordinated trustee for those subordinated debt securities;

(7) the portion of the principal amount of subordinated debt securities of the series payable upon certain declarations of acceleration or the method by which that portion shall be determined;

(8) the denominations and the currency, currencies, currency units or composite currencies in which the subordinated debt securities will be issuable;

(9) the currency, currencies, currency units or composite currencies in which payments on the subordinated debt securities will be made, if not U.S. dollars;

(10) additional or different subordination terms of the subordinated debt securities;

(11) any redemption, repayment or sinking fund provisions, including the period or periods within which, the currency, currencies, currency units or composite currencies in which and the other terms and conditions upon which the issuer may redeem the subordinated debt securities;

(12) the ability of a holder of CHL subordinated debt security to renew all or any portion of a subordinated debt security;

(13) whether the subordinated debt securities are convertible into or exchangeable for other securities of the issuer and the terms of the security into which they are convertible or exchangeable, the conversion price or exchange ratio, other terms related to conversion and exchange and any anti-dilution protections;

(14) whether the subordinated debt securities will be sold as part of units consisting of subordinated debt securities and securities that the issuer may offer under this prospectus;

(15) if the amount of payments of principal of or any premium or interest on any subordinated debt securities of the series may be determined by reference to an index, formula or other method, the index, formula or other method by which those amounts will be determined;

(16) whether and by what method the subordinated debt securities of the series (or certain covenants under the related subordinated indenture) may be defeased and discharged by the issuer;

(17) whether the subordinated debt securities of the series shall be issued in whole or in part as book-entry securities;

(18) any applicable material federal income tax consequences; and

(19) any other material specific terms of the subordinated debt securities, including any material additional events of default or covenants provided for and any material terms that may be required by or advisable under applicable laws or regulations.
      Unless the issuer otherwise indicates in the applicable prospectus supplement, the issuer will issue subordinated debt securities only in fully registered form without coupons. The subordinated debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or integral multiples of $1,000 unless the issuer otherwise provides in the applicable prospectus supplement.
      The prospectus supplement relating to a series of subordinated debt securities denominated in a foreign currency or currency unit will specify the denominations in which those CHL subordinated debt securities may be issued.
      The subordinated indenture does not contain any provisions that would limit the issuer’s ability or the ability of any of its affiliates to incur indebtedness (secured or unsecured) or that would afford holders of the subordinated debt securities protection in the event of a highly leveraged transaction, restructuring, change in control, merger or similar transaction involving Countrywide Home Loans that may adversely affect holders of the subordinated debt securities.
      Unless the issuer otherwise indicates in the applicable prospectus supplement, the principal of, and any premium or interest on, any series of subordinated debt securities will be payable, and those subordinated debt securities will be exchangeable and transfers of them will be registerable, at the corporate trust office of the subordinated trustee, initially at 101 Barclay Street, New York, New York 10286. However, the issuer may elect to make interest payments by check mailed to the address of the person entitled to them as that address appears in the security register for those subordinated debt securities.
      None of the subordinated debt securities will be entitled to any benefit under the subordinated indenture or be valid or obligatory for any purpose unless there appears on the subordinated debt security a certificate of authentication substantially in the form provided in that subordinated indenture that is duly executed by the trustee, and that certificate will be conclusive evidence and the only evidence that the subordinated debt security has been duly authenticated and delivered under and is entitled to the benefits of the subordinated indenture.

Subordination of Subordinated Debt Securities
      The issuer’s obligations under the subordinated debt securities will be subordinate in right of payment to all present and future senior indebtedness of the issuer to the extent provided in the subordinated indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with the insolvency or bankruptcy of the issuer, the holders of senior indebtedness of the issuer will first be entitled to receive payment in full of senior indebtedness before the holders of the subordinated debt securities will be entitled to receive or retain any payment.
      No payments on account of principal of or any premium or interest on the subordinated debt securities (including payments on exercise of subordinated debt security put options) may be made if a default in any payment on senior indebtedness has occurred and is continuing, or an event of default on any senior indebtedness resulting in the acceleration of its maturity has occurred, or if any judicial proceeding is pending with respect to any such default.
      In the event the maturity of the subordinated debt securities is accelerated, the holders of all senior indebtedness of the issuer outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due in respect of that senior indebtedness before the holders of the subordinated debt securities will be entitled to receive or retain any payment related to the subordinated debt securities.
      Amounts that would be due and payable by the issuer to holders of units in the absence of the foregoing subordination provisions, however, may be applied by those holders to offset their obligations under their respective purchase contracts.
      Any subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the subordinated indenture, to all “senior indebtedness” of the issuer. Unless the issuer otherwise indicates in the prospectus supplement, “senior indebtedness” means:

(1) the principal, premium, if any, and interest in respect of indebtedness for money borrowed and indebtedness evidenced by securities, debentures, bonds or other similar instruments;

(2) all capital lease obligations;

(3) all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, excluding trade accounts payable arising in the ordinary course of business;

(4) all obligations for the reimbursement on any letter of credit, any banker’s acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any interest rate swap, any other hedging arrangement, any obligation under options or any similar credit or other transaction;

(5) all obligations of the type referred to in clauses (1) through (4) above of others, the payment of which the issuer is responsible or liable as obligor, guarantor or otherwise; and

(6) all obligations of the type referred to in clauses (1) through (5) above of others secured by any lien on any of the properties or assets of the issuer, whether or not the obligation is assumed by the issuer, except for:

(a) any indebtedness that states, or is issued under a deed, indenture or other instrument that states, that it is subordinate to or ranks equally with the subordinated debt securities;

(b) any indebtedness between or among the issuer and any of its affiliates;

(c) with respect to CHL subordinated debt securities, the indebtedness represented by the 8% Junior Subordinated Deferrable Interest Debentures due December 15, 2026 of Countrywide Home Loans;

(d) with respect to CHL subordinated debt securities, the indebtedness represented by the 8.05% Junior Subordinated Debentures due June 15, 2027 of Countrywide Home Loans; and

(e) with respect to CFC subordinated debt securities, the indebtedness represented by the 6.75% Junior Subordinated Deferrable Interest Debentures Due April 1, 2033 of Countrywide Financial Corporation
Redemption
      If and to the extent the issuer provides in the applicable prospectus supplement, the issuer will have the right to redeem the subordinated debt securities, in whole or from time to time in part, after the date and at the redemption prices set forth in the applicable prospectus supplement.
Events of Default
      The subordinated indenture defines an event of default for the subordinated debt securities of any series as:

(1) failure to pay principal (or premium) on any subordinated debt security of that series at maturity;

(2) failure to pay interest on any subordinated debt security of that series within 30 days of the date when due;

(3) failure to deposit any sinking fund payment when due for that series within 30 days of the date when due;

(4) failure to perform for 90 days after notice any of the other covenants in the subordinated indenture;

(5) certain events of bankruptcy, insolvency or reorganization;

(6) failure to pay the put price when due upon exercise of a subordinated debt security put option;

(7) default resulting in the acceleration of maturity of any other indebtedness for money borrowed by the issuer or by any direct or indirect subsidiary of the issuer in an amount exceeding $100,000,000 and that acceleration not being rescinded or annulled for a period of 10 days after written notice of the default by the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding subordinated debt securities of that series; and

(8) any other event of default provided for subordinated debt securities of that series.
      The subordinated indenture provides that if any event of default affecting outstanding subordinated debt securities of any series occurs and is continuing, either the subordinated trustee or the holders of at least 25% in principal amount of the subordinated debt securities of that series may declare the principal amount (or, if the subordinated debt securities of that series are original issue discount securities or indexed securities, the portion of the principal amount of those subordinated debt securities as specified by their terms) of all subordinated debt securities of that series to be due and payable immediately. However, under certain circumstances the holders of a majority in principal amount of the outstanding subordinated debt securities of that series on behalf of the holders of all subordinated debt securities of that series may annul a declaration and waive past defaults (except, unless previously cured, a default in payment of principal of or any premium or any interest on the subordinated debt securities of that series and other specified defaults).

      The issuer refers you to the prospectus supplement relating to each series of subordinated debt securities that are original issue discount securities for the particular provisions regarding acceleration of the maturity of a portion of the principal amount of those original issue discount securities if an event of default occurs and continues.
      The agreements governing the outstanding indebtedness of the issuer contain provisions that would characterize some events of default under the subordinated indenture as “events of default” under those agreements that could in turn result in, among other things, an acceleration of indebtedness under those agreements.
      The subordinated indenture contains a provision entitling the subordinated trustee, subject to its duty to act with the required standard of care during a default under any series of debt securities, to be indemnified by the holders of subordinated debt securities of that series before exercising any right or power under the subordinated indenture at the request of the holders of the subordinated debt securities of that series.
      The subordinated indenture provides that no holder of subordinated debt securities of any series may institute proceedings, judicial or otherwise, to enforce the subordinated indenture except if the subordinated trustee fails to act for 60 days after it receives a written request to enforce the subordinated indenture by the holders of at least 25% in aggregate principal amount of the then outstanding subordinated debt securities of that series and an offer of reasonable indemnity. This provision will not prevent any holder of subordinated debt securities from enforcing payment of the principal of and any premium and interest on those subordinated debt securities when due. The holders of a majority in aggregate principal amount of the subordinated debt securities of any series outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on it with respect to those subordinated debt securities. However, the subordinated trustee may refuse to follow any direction that it determines would be illegal or would conflict with the subordinated indenture or involve it in personal liability or which would unjustly prejudice holders of the subordinated debt securities of that series not joining the proceeding.
      The subordinated indenture provides that the trustee will, within 90 days after a default occurs that affects the outstanding subordinated debt securities of any series, give to the holders of those subordinated debt securities notice of that default, unless that default has been cured or waived. Except in the case of a default in the payment of principal of, or any premium or interest on, any subordinated debt securities or payment of any sinking fund installment, the subordinated trustee will be protected in withholding of that notice if it determines in good faith that the withholding of that notice is in the interest of the holders of the subordinated debt securities of that series.
      The issuer will be required to file with the subordinated trustee annually an officers’ certificate as to the absence of certain defaults under the terms of the subordinated indenture.
Defeasance of Debt Securities or Some Covenants
      Defeasance and Discharge. Unless the issuer otherwise indicates in the applicable prospectus supplement, the subordinated debt securities of any series will provide that the issuer will be discharged from all obligations under the subordinated debt securities of that series (except for obligations to register the transfer or exchange of subordinated debt securities of that series, to replace stolen, lost or mutilated subordinated debt securities of that series, to maintain paying agencies and to hold moneys for payment in trust) once the issuer deposits with the subordinated trustee, in trust, money and/or U.S. government obligations, which through the payment of interest and principal, will provide a sufficient amount of money to pay and discharge the principal of (and any premium) and any interest on, and any mandatory sinking fund payments that apply to, the subordinated debt securities of that series on the stated maturity of those payments. This discharge may occur only if, among other things, the issuer delivers to the subordinated trustee an opinion of counsel stating that the issuer has received from, or there has been published by, the IRS a ruling, or there has been a change in tax law, that would cause the discharge not to be deemed, or result in, a taxable event for the holders of the subordinated debt securities of that series.

      Defeasance of Some Covenants. Unless the issuer otherwise provides in the applicable prospectus supplement, the subordinated debt securities of any series will permit the issuer not to comply with some restrictive covenants, including those relating to consolidation and merger in the subordinated indenture, if the issuer satisfies certain conditions. The issuer will be able to defease those covenants if, among other things:

(1) the issuer deposits with the subordinated trustee money and/or U.S. government obligations, which, through the payment of interest and principal, will provide a sufficient amount of money to pay the principal of (and any premium) and any interest on, and any mandatory sinking fund payments applicable to, the subordinated debt securities of that series on the stated maturity of those payments; and

(2) the issuer delivers to the subordinated trustee an opinion of counsel stating that the deposit and related covenant defeasance will not cause the holders of the subordinated debt securities of that series to recognize income, gain or loss for federal income tax purposes.
      If the issuer elects to defease the covenants of a series of subordinated debt securities and those subordinated debt securities are declared due and payable because an event of default has occurred, the amount of money and/or U.S. government obligations on deposit with the subordinated trustee will be sufficient to pay amounts due on those subordinated debt securities at their stated maturity but may not be sufficient to pay amounts due on those subordinated debt securities at the time of the acceleration. However, the issuer will remain liable for those payments.
      The issuer will state in the prospectus supplement for any particular series of subordinated debt securities if any defeasance provisions will apply to those subordinated debt securities.
Modification of the Indenture and Waiver of Covenants
      The subordinated indenture permits the issuer and the subordinated trustee, with the consent of the holders of at least a majority in principal amount of outstanding subordinated debt securities of each series affected, to execute supplemental indentures adding provisions to or changing or eliminating provisions of the subordinated indenture or modifying the rights of the holders of outstanding subordinated debt securities of that series, except that no supplemental subordinated indenture may, without the consent of the holder of each outstanding subordinated debt security affected:

(1) change the stated maturity, or reduce the principal amount, any premium on or the rate of payment of any interest on, of any subordinated debt security of any series;

(2) reduce the percentage of outstanding subordinated debt securities of any series, the consent of the holders of which is required for any supplemental indenture or for waiver of compliance with certain provisions of the subordinated indenture or certain defaults thereunder; or

(3) effect various other changes.
      The subordinated indenture also allows the issuer not to comply with certain covenants in the subordinated indenture upon waiver by the holders of a majority in principal amount of outstanding subordinated debt securities of the series affected.
Consolidation, Merger and Sale of Assets
      The subordinated indenture allows the issuer, without the consent of the holders of any of the outstanding subordinated debt securities, to consolidate with or merge into any other corporation or transfer or lease the issuer’s assets substantially as an entirety to any person if:

(1) the successor is a corporation organized under the laws of any domestic jurisdiction;

(2) the successor corporation assumes the issuer’s obligations on the subordinated debt securities and under the subordinated indenture;

(3) after giving effect to the transaction no event of default, and no event that, after notice or lapse of time, would become an event of default, shall have happened and be continuing; and

(4) certain other conditions are met.
Guarantees
      The CHL guarantor will unconditionally guarantee (the “CHL subordinated guarantees”) the payment of principal of and any premium and interest on the CHL subordinated debt securities when due and payable, whether at their Stated Maturity or upon redemption, repayment or otherwise. The CFC guarantor may, if specified in the applicable prospectus supplement, unconditionally guarantee (the “CFC subordinated guarantees” and, together with the CHL subordinated guarantees, the “subordinated guarantees”) the payment of principal of and any premium and interest on the CFC subordinated debt securities when due and payable, whether at their Stated Maturity or upon redemption, repayment or otherwise. The subordinated guarantees will rank equally in right of payment with all other unsecured and unsubordinated obligations of the guarantor.
      The obligations of the guarantor under the subordinated guarantees will be unconditional regardless of the enforceability of the subordinated debt securities or the subordinated indenture and will not be discharged until all obligations under those subordinated debt securities and the subordinated indenture are satisfied. Holders of the subordinated debt securities may proceed directly against the guarantor if an Event of Default affecting those subordinated debt securities occurs without first proceeding against the issuer.
      The CHL Guarantee will be unsecured and unsubordinated indebtedness of Countrywide Financial Corporation and will rank equally in right of payment with Countrywide Financial Corporation’s other unsecured and subordinated indebtedness. Because the CHL guarantor is a holding company, the rights of its creditors (including the holders of the CHL subordinated debt securities if the CHL Guarantees are enforced) to share in the distribution of the assets of any subsidiary upon that subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors, except to the extent the guarantor may itself be a creditor with recognized claims against the subsidiary.
      The CFC Guarantee will be unsecured and unsubordinated indebtedness of Countrywide Home Loans and will rank equally in right of payment with Countrywide Home Loans’ other unsecured and subordinated indebtedness. A substantial portion of the assets of Countrywide Home Loans may be pledged under various credit agreements among Countrywide Home Loans and various lending institutions.
Global Securities
      The issuer may issue subordinated debt securities of any series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that series. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing subordinated debt securities in definitive form, a global security may not be transferred except as a whole by the depositary for that global security to a nominee of that depositary or by a nominee of that depositary to that depositary or another nominee of that depositary or by that depositary or that nominee to a successor of that depositary or a nominee of that successor. The issuer will describe the specific terms of the depositary arrangement for a series of subordinated debt securities in the prospectus supplement relating to that series.
Concerning the Trustee
      The Bank of New York is the trustee under each of the senior indentures and the subordinated indentures. Countrywide Financial Corporation and Countrywide Home Loans maintain banking relationships in the ordinary course of business with the trustee. Among other things, The Bank of New York is a lending bank under an existing revolving credit facility of Countrywide Home Loans.

Governing Law
      Unless the issuer otherwise specifies in the applicable prospectus supplement, the subordinated indenture and the subordinated debt securities will be governed by New York law.
Use of Proceeds
      Except as we may otherwise state in any prospectus supplement, we and/or Countrywide Home Loans intend to use the net proceeds from the sale of the securities described in this prospectus for general corporate purposes, including the retirement of debt and the investment in servicing rights through the current production of loans and the bulk acquisition of contracts to service loans, and for acquisitions.
Plan of Distribution
      We or Countrywide Home Loans may sell the offered securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.
      We or Countrywide Home Loans may designate Countrywide Securities Corporation to be an underwriter, agent or dealer of one or more series of the securities issuable under this prospectus. The distribution of securities of any series will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. In addition, offers or sales of those securities may include secondary market transactions by affiliates of Countrywide Home Loans or Countrywide Financial Corporation.
Validity of Securities
      The validity of the securities issuable under this prospectus will be passed upon for us and Countrywide Home Loans by Munger, Tolles & Olson LLP, Los Angeles, California. Sidley Austin llp, New York, New York will serve as counsel for any underwriters and agents. Sidley Austin llp also serves as counsel for CWALT, Inc., CWMBS, Inc., CWHEQ, Inc. and CWABS, Inc., each one of our wholly owned subsidiaries, in connection with offerings of mortgage-backed and asset-backed securities, and from time to time also serves as our counsel on other matters.

Experts
      The consolidated financial statements and financial statement schedules of Countrywide Financial Corporation and subsidiaries as of December 31, 2004, and for the year ended December 31, 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 of Countrywide Financial Corporation have been audited by KPMG LLP, an independent registered public accounting firm, as set forth in their reports thereon appearing in our annual report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference and upon the authority of said firm as experts in accounting and auditing.
      KPMG LLP’s audit report on Countrywide Financial Corporation management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, which is dated March 11, 2005, expresses an opinion that Countrywide Financial Corporation did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of a material weakness on the achievement of the objectives of the control criteria to facilitate the proper sale accounting treatment pursuant to the provisions of Statement of Financial Accounting Standards No. 140, “Accounting For Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” and contains an explanatory paragraph as set forth on page 94 of Countrywide Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004, a copy of which is incorporated by reference herein.
      The consolidated financial statements and financial statement schedules of Countrywide Financial Corporation as of December 31, 2003, and for each of the two years ended December 31, 2003 of Countrywide Financial Corporation have been audited by Grant Thornton LLP, an independent registered public accounting firm, as set forth in their report thereon appearing in our annual report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS
Countrywide Capital V
Countrywide Capital VI
Preferred Securities
fully and unconditionally guaranteed, as described in this
prospectus and the accompanying prospectus supplement, by
Countrywide Financial Corporation
The Trusts:
      The trusts are Delaware statutory trusts. Each trust may:

•	sell preferred securities representing undivided beneficial interests in the trust to the public;

•	sell common securities representing undivided beneficial interests in the trust to Countrywide Financial Corporation;

•	use the proceeds from these sales to buy an equal principal amount of junior subordinated debentures issued by either Countrywide Financial Corporation or Countrywide Home Loans, Inc.; and

•	distribute the cash payments it receives on the junior subordinated debentures it owns to the holders of the preferred and common securities.
Distributions:

•	For each preferred security that you own, you will receive cumulative cash distributions on the liquidation amount of the preferred security. The rate at which cash distributions will be paid and the liquidation amount per preferred security will be set forth in the accompanying prospectus supplement.
Guarantees:

•	Countrywide Financial Corporation will fully and unconditionally guarantee the payment by the trust of the preferred securities as described in this prospectus; and

•	If Countrywide Financial Corporation issues junior subordinated debentures to a trust, Countrywide Home Loans, Inc. will fully and unconditionally guarantee the payment by Countrywide Financial Corporation of the junior subordinated debentures as described in this prospectus.

•	If Countrywide Home Loans, Inc. issues junior subordinated debentures to a trust, Countrywide Financial Corporation will fully and unconditionally guarantee the payment by Countrywide Home Loans, Inc. of the junior subordinated debentures as described in this prospectus.
      This prospectus provides you with a general description of the preferred securities each trust may offer. Each time a trust offers preferred securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the preferred securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the preferred securities, you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the preferred securities that the trusts are offering.
      This prospectus may be used to offer and sell securities, only if accompanied by the prospectus supplement for those securities.
      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 9, 2006.

      You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement accompanying this prospectus and that we, Countrywide Home Loans or any of the Countrywide Capital trusts have referred you to. Neither we, Countrywide Home Loans nor the Countrywide Capital trusts have authorized anyone to provide you with information that is different. You should not assume that the information in this prospectus or in any prospectus supplement is accurate as of any date other than the date on the front of those documents.

      References in this prospectus to “Countrywide Financial Corporation,” “we,” “us” and “our” are to Countrywide Financial Corporation.
      References in this prospectus to “Countrywide Home Loans” are to Countrywide Home Loans, Inc.
      References in this prospectus to “Countrywide Capital,” the “trust” or the “trusts” are to Countrywide Capital V and Countrywide Capital VI, respectively or collectively.
Available Information; Incorporation by Reference
      We are required to file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any document we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, 115 Sansome Street, San Francisco, California 94104.
      The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, other than those portions of such documents (1) described in paragraphs (i), (k) and (l) of Item 402 of Regulation S-K promulgated by the SEC or (2) furnished under Item 9 of a Current Report on Form 8-K, until all the securities offered under this prospectus are sold. This prospectus is part of the registration statement we, Countrywide Home Loans and the trusts filed with the SEC.
      1. Annual Report on Form 10-K for the year ended December 31, 2004.
      2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005.
      3. Current Reports on Form 8-K, dated February 18, 2005, February 22, 2005, March 11, 2005, March 24, 2005, April 1, 2005, June 15, 2005, September 30, 2005, September 27, 2005, October 27, 2005, December 23, 2005 and December 30, 2005.
      You may request a copy of these filings, at no cost, by writing or telephoning us at Countrywide Financial Corporation, 4500 Park Granada, Calabasas, California 91302, telephone (818) 225-3000, Attention: Investor Relations.
      We have not included separate financial statements for each of the trusts in this prospectus. We do not believe that holders of the preferred securities would find these financial statements meaningful because:

•	all of the voting securities of each of the trusts will be owned, directly or indirectly, by Countrywide Financial Corporation, a reporting company under the Exchange Act;

i

•	each of the trusts has no independent assets, operations, revenues or cash flows and exists for the sole purpose of issuing the preferred securities and investing the proceeds in junior subordinated debentures issued by either Countrywide Financial Corporation or Countrywide Home Loans; and

•	the obligations of Countrywide Financial Corporation described in this prospectus and in any accompanying prospectus supplement constitute a full and unconditional guarantee of payments due on the preferred securities.
      The trusts do not file reports with the SEC.

ii

The Trusts
      Each of the trusts is a statutory trust formed under Delaware law pursuant to a declaration of trust, each an “initial declaration,” executed by Countrywide Financial Corporation, as sponsor for the trusts, and the Countrywide Capital trustees, as defined below, for the trusts, and the filing of a certificate of trust with the Delaware Secretary of State.
      Each trust exists for the exclusive purposes of:

•	issuing the preferred securities and common securities representing undivided beneficial interests in the assets of the trust;

•	investing the gross proceeds of the preferred securities and the common securities, together the “trust securities,” in junior subordinated debentures issued either by Countrywide Financial Corporation or by Countrywide Home Loans; and

•	engaging in only those other activities necessary or incidental to the activities described in the previous two bullets.
      All of the common securities will be directly or indirectly owned by Countrywide Financial Corporation. The common securities of each trust will rank equally, and payments will be made pro rata, with the preferred securities of that trust, except that upon an event of default under the declaration, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. Countrywide Financial Corporation will, directly or indirectly, purchase common securities of each trust in an aggregate liquidation amount equal to at least 3% of the total capital of each trust.
      Each trust’s business and affairs will be conducted by the trustees, whom we refer to as the “Countrywide Capital trustees.” Unless an event of default has occurred and is continuing, as a direct or indirect holder of all the common securities, Countrywide Financial Corporation will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Countrywide Capital trustees of a trust. The duties and obligations of the Countrywide Capital trustees will be governed by the declaration of that Countrywide Capital trust. One or more of the Countrywide Capital trustees for each trust will be persons who are employees or officers of or persons affiliated with Countrywide Financial Corporation, referred to as the “regular trustees.” One Countrywide Capital trustee of each trust will be a financial institution which will be unaffiliated with Countrywide Financial Corporation and which will act as institutional trustee under the declaration and as indenture trustee for purposes of the Trust Indenture Act of 1939, as amended, the “Trust Indenture Act,” pursuant to the terms set forth in a prospectus supplement. In addition, unless the institutional trustee maintains a principal place of business in Delaware, and otherwise meets the requirements of applicable law, one Countrywide Capital trustee of each trust will have its principal place of business or reside in the State of Delaware.
      Each Countrywide Capital trust has a term of approximately 55 years, but may dissolve earlier as provided in the applicable declaration.
      The issuer of the junior subordinated debentures will pay all fees and expenses related to the Countrywide Capital trusts and the offering of trust securities, the payment of which will be guaranteed by Countrywide Financial Corporation, if it is not the issuer of the junior subordinated debentures, or otherwise by Countrywide Home Loans.
      The office of the Delaware trustee for each trust in Delaware, and its principal place of business is c/o The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711. The principal place of business of each trust will be c/o Countrywide Financial Corporation, 4500 Park Granada, Calabasas, California 91302.

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Description of the Preferred Securities
      Each trust may issue only one series of preferred securities having terms described in the accompanying prospectus supplement. Each series of preferred securities will be issued pursuant to the terms of an amended and restated declaration of trust, a “declaration.” Each declaration will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as trustee under the declaration for purposes of compliance with the provisions of the Trust Indenture Act.
      The preferred securities will have those terms, including distribution, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as will be set forth in the declaration or made part of the declaration by the Trust Indenture Act. Each trust will use the proceeds from the sale of these preferred securities to purchase junior subordinated debentures from either Countrywide Financial Corporation or Countrywide Home Loans. The terms of the junior subordinated debentures will mirror the terms of the preferred securities. The terms of the preferred securities and the junior subordinated debentures are described in the accompanying prospectus supplement and may include:

•	the distinctive designation of the preferred securities;

•	the number of preferred securities issuable by the trust;

•	the annual distribution rate, or method of determining that rate, for preferred securities and the date or dates upon which those distributions will be payable;

•	whether distributions on preferred securities will be cumulative, and, if so, the date or dates or method of determining the date or dates from which distributions on preferred securities will be cumulative;

•	the amount or amounts which will be paid out of the assets of the applicable trust to the holders of preferred securities upon voluntary or involuntary dissolution, winding-up or termination of that trust;

•	the obligation, if any, of the applicable trust to purchase or redeem preferred securities issued by that trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, preferred securities issued by that trust will be purchased or redeemed, in whole or in part, pursuant to that obligation;

•	the voting rights, if any, of holders of preferred securities in addition to those required by law or described in this prospectus, including the number of votes per preferred security and any requirement for the approval by the holders of preferred securities, or of preferred securities issued by one or more other trusts, or of both, as a condition to specified action or amendments to the declaration of the trust;

•	the terms and conditions, if any, upon which the issuer of the junior subordinated debentures may redeem the junior subordinated debentures prior to the first optional redemption date, if any;

•	the terms and conditions, if any, upon which the junior subordinated debentures owned by the trust may be distributed to holders of preferred securities;

•	if applicable, any securities exchange upon which the preferred securities will be listed; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of preferred securities not inconsistent with the declaration or with applicable law.
      All preferred securities will be guaranteed by Countrywide Financial Corporation to the extent set forth below under “Description of the Preferred Securities Guarantees.”
      Certain United States federal income tax considerations applicable to any offering of preferred securities will be described in the prospectus supplement relating to the offering.

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Deferral of Distributions of Preferred Securities
      The issuer of the junior subordinated debentures, which may be either Countrywide Financial Corporation or Countrywide Home Loans, may, on one or more occasions, defer payments of interest on the junior subordinated debentures as described in the applicable prospectus supplement. In the event the issuer elects to defer interest payments on any series of its junior subordinated debentures, the applicable trust will also defer distributions on its preferred securities. During this deferral period, distributions will continue to accrue at the rate specified in the applicable prospectus supplement. If the issuer elects to defer interest payments on the junior subordinated debentures, it will be restricted from making payments on its capital stock and other capital instruments as described in the applicable prospectus supplement.
Voting Rights
      Except as described in this prospectus, under the Delaware Statutory Trust Act, the Trust Indenture Act, under “Description of the Preferred Securities Guarantees — Modification of the Preferred Securities Guarantees; Assignment” in this prospectus, and under any prospectus supplement relating to the issuance of a series of preferred securities, and as otherwise required by law and the declarations, the holders of the preferred securities will have no voting rights.
      The holders of a majority in aggregate liquidation amount, in a specified series, of the preferred securities have the right to direct any proceeding for any remedy available to the institutional trustee so long as the institutional trustee receives the tax opinion discussed below. The holders of a majority in aggregate liquidation amount also have the right to direct the institutional trustee under the declaration to:

(1) direct any proceeding for any remedy available to the trustee of the indenture under which the junior subordinated debentures will be issued and purchased by the applicable trust, or exercising any trust or power conferred on the debt trustee;

(2) waive any past indenture event of default that is waivable under the indenture;

(3) exercise any right to rescind or annul an acceleration of the maturity of the junior subordinated debentures; or

(4) consent to any amendment, modification or termination where that consent is required.
      If there is an event of default on the preferred securities, and that default is a result of a payment default under the junior subordinated debentures or the related debenture guarantee, the holders of the preferred securities may also sue the issuer and the guarantor of the junior subordinated debentures directly, a “direct action,” to enforce payment of the principal of, or interest on, the junior subordinated debentures, or payments required by the related debenture guarantee, having a principal amount equal to the aggregate liquidation amount of the preferred securities of the holder on or after the due date specified in the junior subordinated debentures.
      Where a consent or action under the indenture would require the consent or act of holders of more than a majority in principal amount of the junior subordinated debentures, called a “super majority,” then only a super majority may direct the institutional trustee to give that consent or take that action. Where a consent or action under the indenture would require the consent or act of individual holders of the junior subordinated debentures, then only those individual holders may direct the institutional trustee to give that consent or take that action. If the institutional trustee fails to enforce its rights under the junior subordinated debentures, to the fullest extent permitted by law, any record holder of preferred securities may directly sue Countrywide Financial Corporation or Countrywide Home Loans, as either issuer of the junior subordinated debentures or guarantor under the related debenture guarantee, to enforce the institutional trustee’s rights under the junior subordinated debentures and the related debenture guarantee. The record holder does not have to sue the institutional trustee or any other person or entity before enforcing his or her rights.
      The institutional trustee is required to notify all holders of the preferred securities of any notice of default received from the indenture trustee. The notice is required to state that the event of default also

3

constitutes a declaration event of default. Except for directing the time, method and place of conducting a proceeding for a remedy available to the institutional trustee, the institutional trustee will not take any of the actions described in clauses (1), (2), (3) or (4) above unless the institutional trustee receives an opinion of a nationally recognized independent tax counsel stating that, as a result of that action, the trust will not fail to be classified as a grantor trust for United States federal income tax purposes.
      If the consent of the institutional trustee is required under the indenture for any amendment, modification or termination of the indenture, the institutional trustee is required to request the written direction of the holders of the trust securities. In that case, the institutional trustee will vote as directed by a majority in liquidation amount of the trust securities voting together as a single class. Where any amendment, modification or termination under the indenture would require the consent of a super majority or an individual holder, however, the institutional trustee may only give that consent at the direction of the holders of the same super majority of the holders of the trust securities or that individual holder, as applicable. The institutional trustee is not required to take any such action in accordance with the directions of the holders of the trust securities unless the institutional trustee has obtained a tax opinion to the effect described above.
      A waiver of an indenture event of default by the institutional trustee at the direction of the holders of the preferred securities will constitute a waiver of the corresponding declaration event of default.
      Holders of the preferred securities may give any required approval or direction at a separate meeting of holders of preferred securities convened for that purpose, at a meeting of all of the holders of trust securities or by written consent. The regular trustees will mail to each holder of record of preferred securities a notice of any meeting at which those holders are entitled to vote, or of any matter upon which action by written consent of those holders is to be taken. Each such notice will include a statement setting forth the following information:

•	the date of the meeting or the date by which the action is to be taken;

•	a description of any resolution proposed for adoption at the meeting on which those holders are entitled to vote or of the matter upon which written consent is sought; and

•	instructions for the delivery of proxies or consents.
      No vote or consent of the holders of preferred securities will be required for a trust to redeem and cancel preferred securities or distribute junior subordinated debentures in accordance with the declaration.
      Despite the fact that holders of preferred securities are entitled to vote or consent under the circumstances described above, any of the preferred securities that are owned at the time by Countrywide Financial Corporation or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, Countrywide Financial Corporation, will not be entitled to vote or consent. Instead, these preferred securities will be treated as if they were not outstanding.
      Holders of the preferred securities generally will have no rights to appoint or remove the trustees. Instead, the trustees may be appointed, removed or replaced solely by Countrywide Financial Corporation as the indirect or direct holder of all of the common securities.
Common Securities
      In connection with the issuance of preferred securities, each trust will issue one series of common securities having the terms (including distributions, redemption, voting, liquidation rights or such restrictions) as will be set forth in the prospectus supplement. Except for voting rights, the terms of the common securities will be substantially identical to the terms of the preferred securities. The common securities will rank equally, and payments will be made on the common securities pro rata, with the preferred securities, except that, upon an event of default, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. Unless an event of default has occurred and is continuing, the common securities of a trust carry the right to vote and to appoint, remove

4

or replace any of the trustees of that trust. All of the common securities of each trust will be directly or indirectly owned by Countrywide Financial Corporation.
Description of the Preferred Securities Guarantees
      Set forth below is a summary of information concerning the preferred securities guarantees which will be executed and delivered by Countrywide Financial Corporation for the benefit of the holders from time to time of preferred securities. Each preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as the guarantee trustee for purposes of the Trust Indenture Act. The terms of each preferred securities guarantee will be those set forth in the preferred securities guarantee and those made part of the preferred securities guarantee by the Trust Indenture Act. This summary of the material terms of the preferred securities guarantees is not intended to be complete and is qualified in all respects by the provisions of the form of preferred securities guarantee which is filed as an exhibit to the registration statement which contains this prospectus, and the Trust Indenture Act. Each preferred securities guarantee will be held by the guarantee trustee for the benefit of the holders of the preferred securities of the applicable trust.
General
      Countrywide Financial Corporation will irrevocably and unconditionally agree, to the extent set forth in the preferred securities guarantee, to pay in full to the holders of the preferred securities, the guarantee payments, as defined below, except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert, other than the defense of payment. The following payments, which are referred to as “guarantee payments,” will be guaranteed by Countrywide Financial Corporation, without duplication:

•	any accrued and unpaid distributions that are required to be paid on the preferred securities, to the extent the trust has funds available for distributions;

•	the redemption price, plus all accrued and unpaid distributions, to the extent the trust has funds available for redemptions, relating to any preferred securities called for redemption by the trust; and

•	upon a voluntary or involuntary dissolution, winding-up or termination of the trust, other than in connection with the distribution of junior subordinated debentures to the holders of preferred securities or the redemption of all of the preferred securities, the lesser of:

(1) the aggregate of the liquidation amount and all accrued and unpaid distributions on the preferred securities to the date of payment; or

(2) the amount of assets of the trust remaining for distribution to holders of the preferred securities in liquidation of the trust.
      The redemption price and liquidation amount will be fixed at the time the preferred securities are issued.
      The obligation of Countrywide Financial Corporation to make a guarantee payment may be satisfied by direct payment of the required amounts by Countrywide Financial Corporation to the holders of preferred securities or by causing the trust to pay those amounts to those holders.
      The preferred securities guarantees will not apply to any payment of distributions, except to the extent a trust will have funds available for those payments. If the issuer of junior subordinated debentures does not make interest payments on the junior subordinated debentures held by a trust for any period, or if the guarantor fails to make any required payment under the related debenture guarantee, the trust will not pay distributions on the preferred securities for the corresponding period and will not have funds available for those payments.
      The preferred securities guarantees, when taken together with the obligations of Countrywide Financial Corporation under the junior subordinated debentures, whether as issuer or guarantor under the

5

related debenture guarantee, the indentures and the declarations, including its obligations to pay or guarantee the payment of the costs, expenses, debts and liabilities of the trusts, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis by Countrywide Financial Corporation of payments due on the preferred securities.
      Countrywide Financial Corporation has also agreed separately to irrevocably and unconditionally guarantee the obligations of the trusts with respect to the common securities to the same extent as the preferred securities guarantees, except that upon an event of default under the indenture, holders of preferred securities will have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.
Certain Covenants of Countrywide Financial Corporation
      Countrywide Financial Corporation will agree that, so long as any preferred securities of a trust remain outstanding, if any event occurs that would constitute an event of default under the preferred securities guarantee or the indenture related to that trust, or if the issuer of the junior subordinated debentures has exercised its option to defer interest payments on the junior subordinated debentures by extending the interest payment period and that period or extension of that period is continuing, then:

•	Neither Countrywide Financial Corporation nor Countrywide Home Loans will declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock or make any guarantee payment with respect thereto other than:

(1) repurchases, redemptions or other acquisitions of shares of capital stock of Countrywide Financial Corporation in connection with any employee benefit plans or any other contractual obligation of Countrywide Financial Corporation, other than a contractual obligation ranking equally with or junior to the junior subordinated debentures;

(2) as a result of a reclassification of or an exchange or conversion of any class or series of the capital stock of Countrywide Financial Corporation or Countrywide Home Loans for any other class or series of its capital stock;

(3) the purchase of fractional interests in shares of the capital stock of Countrywide Financial Corporation or Countrywide Home Loans pursuant to the conversion or exchange provisions of that capital stock or the security being converted or exchanged; or

(4) dividends and distributions made on the capital stock of Countrywide Financial Corporation or Countrywide Home Loans or rights to acquire that capital stock with Countrywide Financial Corporation’s or Countrywide Home Loans’ capital stock or rights to acquire that capital stock.

•	Neither Countrywide Financial Corporation nor Countrywide Home Loans will make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem any debt securities issued by Countrywide Financial Corporation or Countrywide Home Loans which rank equally with or junior to the junior subordinated debentures.

•	Neither Countrywide Financial Corporation nor Countrywide Home Loans will make any guarantee payments with respect to any of the items listed above, except pursuant to the preferred securities guarantees or the debenture guarantees.
Modification of the Preferred Securities Guarantees; Assignment
      The preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding preferred securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of preferred securities in any material respect. All guarantees and agreements contained in the preferred securities guarantee will bind the successors, assignees, receivers, trustees and representatives of Countrywide

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Financial Corporation and will be for the benefit of the holders of the preferred securities then outstanding.
Termination
      Each preferred securities guarantee will terminate upon:

•	full payment of the redemption price of all preferred securities;

•	distribution of the junior subordinated debentures to the holders of the trust securities; or

•	full payment of the amounts payable in accordance with the declaration upon liquidation of that trust.
      Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities must restore payment of any sums paid under the preferred securities or the preferred securities guarantee.
Events of Default
      An event of default under a preferred securities guarantee will occur upon the failure of Countrywide Financial Corporation to perform any of its payment or other obligations under the preferred securities guarantee.
      The holders of a majority in liquidation amount of the preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the preferred securities guarantee. Any holder of preferred securities may institute a legal proceeding directly against Countrywide Financial Corporation to enforce the guarantee trustee’s rights and the obligations of Countrywide Financial Corporation under the preferred securities guarantee, without first instituting a legal proceeding against the relevant trust, the guarantee trustee or any other person or entity.
Status of the Preferred Securities Guarantees
      Unless otherwise specified in the applicable prospectus supplement, the preferred securities guarantees will constitute unsecured obligations of Countrywide Financial Corporation and will rank:

•	subordinate and junior in right of payment to all other liabilities of Countrywide Financial Corporation, except those made equal or subordinate by their terms;

•	equally with the most senior preferred or preference stock now or hereafter issued by Countrywide Financial Corporation and with any guarantee now or hereafter entered into by Countrywide Financial Corporation in respect of any preferred or preference stock of any affiliate of Countrywide Financial Corporation; and

•	senior to Countrywide Financial Corporation common stock.
      The terms of the preferred securities provide that each holder of preferred securities by acceptance of those securities agrees to the subordination provisions and other terms of the preferred securities guarantee.
      The preferred securities guarantees will constitute a guarantee of payment and not of collection. This means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity.
Information Concerning the Guarantee Trustee
      The Bank of New York is the guarantee trustee. Prior to the occurrence of a default relating to a preferred securities guarantee, the guarantee trustee undertakes to perform only those duties as are specifically set forth in the preferred securities guarantee. After default, the guarantee trustee will exercise

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the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a preferred securities guarantee at the request of any holder of preferred securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.
      Countrywide Financial Corporation or its affiliates maintain certain accounts and other banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.
Governing Law
      The preferred securities guarantees will be governed by, and construed in accordance with, the laws of the State of New York.
Description of the Junior Subordinated Debentures
and the Related Guarantees
      Each of Countrywide Financial Corporation and Countrywide Home Loans may issue junior subordinated debentures from time to time in one or more series. Each of Countrywide Financial Corporation and Countrywide Home Loans, in its capacity as an issuer is referred to as an “issuer.” Junior subordinated debentures issued by Countrywide Financial Corporation shall be guaranteed fully and unconditionally by Countrywide Home Loans and junior subordinated debentures issued by Countrywide Home Loans shall be fully and unconditionally guaranteed by Countrywide Financial Corporation. Each of Countrywide Financial Corporation and Countrywide Home Loans, in its capacity as a guarantor is referred to as a “guarantor.” Junior subordinated debentures issued by Countrywide Financial Corporation will be issued under an indenture among Countrywide Financial Corporation, as issuer, Countrywide Home Loans, as guarantor, and The Bank of New York, as trustee, the “debt trustee,” as supplemented by a supplemental indenture or a resolution of the board of directors of Countrywide Financial Corporation or a special committee appointed by the board of directors of Countrywide Financial Corporation. Junior subordinated debentures issued by Countrywide Home Loans will be issued under an indenture among Countrywide Home Loans, as issuer, Countrywide Financial Corporation, as guarantor, and the debt trustee, as supplemented by a supplemental indenture or a resolution of the board of directors of Countrywide Home Loans or a special committee appointed by the board of directors of Countrywide Home Loans. The indentures, each as supplemented by a supplemental indenture, are collectively referred to as the “indentures” and are individually referred to as an “indenture.”
      Set forth below is a description of the general terms of the junior subordinated debentures and related guarantees, the “guarantees,” in which the trusts will invest the proceeds from the issuance and sale of the trust securities. The particular terms of the junior subordinated debentures and the guarantees will be described in the prospectus supplement relating to the preferred securities being offered thereby. The following description is not intended to be complete and is qualified by the indentures, the forms of which are filed as an exhibit to the registration statement which contains this prospectus, and by the Trust Indenture Act.
General
      The junior subordinated debentures will be unsecured debt of the issuer. The junior subordinated debentures and the guarantees will be subordinated as described below under “— Subordination” and in the related prospectus supplement. The indentures do not limit the aggregate principal amount of junior subordinated debentures which may be issued and provide that the junior subordinated debentures may be issued from time to time in one or more series.

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      The prospectus supplement relating to the particular junior subordinated debentures being offered will describe the terms of those securities, which may include:

•	the designation of the junior subordinated debentures;

•	the aggregate principal amount of the junior subordinated debentures;

•	the percentage of their principal amount at which the junior subordinated debentures will be issued;

•	the date or dates on which the junior subordinated debentures will mature and the right, if any, to extend the maturity date or dates;

•	the rate or rates, if any, per annum, at which the junior subordinated debentures will bear interest, or the method of determination of the interest rate or rates;

•	the date or dates from which interest will accrue and the interest payment and record dates;

•	any right to extend the interest payment periods and the duration of that extension;

•	any provisions for redemption; and

•	any other specific terms of the junior subordinated debentures.
      If the junior subordinated debentures will be denominated in a currency or currency unit other than United States dollars, the prospectus supplement will also specify the denomination in which the junior subordinated debentures will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on the junior subordinated debentures will be payable, which may be United States dollars based upon the exchange rate for that other currency or currency unit existing on or about the time a payment is due.
Additional Interest
      If, at any time, a trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then the applicable issuer will be required to pay additional interest on the junior subordinated debentures. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by the trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that the trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the trust will be in the same position it would have been in if it did not have to pay those taxes, duties, assessments or other charges.
Guarantees
      The indentures provide that the guarantor will fully and unconditionally guarantee the due and punctual payment of the principal, premium, if any, and interest on the junior subordinated debentures when any such payment becomes due and payable, whether at maturity, upon redemption, or otherwise.
Form, Exchange, Registration, Transfer and Payment
      Unless otherwise indicated in the applicable prospectus supplement, an issuer will issue the junior subordinated debentures in registered form only, without coupons and in denominations of $1,000 and multiples of $1,000. No service charge will be made for any transfer or exchange of the junior subordinated debentures. However, the issuer or the debt trustee may require a holder to pay an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
      An issuer will pay or deliver principal and any premium and interest in the manner, at the places and subject to the restrictions set forth in the indenture and the applicable prospectus supplement. However, at the option of the issuer, it may pay any interest by check mailed to the registered holders of junior subordinated debentures at their registered addresses.

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Global Junior Subordinated Debentures
      Each indenture provides that the respective issuer may issue junior subordinated debentures in global form. The applicable prospectus supplement will describe any circumstances under which beneficial owners of interests in any global junior subordinated debentures may exchange their interest for junior subordinated debentures of that series and of like tenor and principal amount in any authorized form and denomination.
Subordination
      The junior subordinated debentures will be subordinated and junior in right of payment to other indebtedness of the respective issuer and the guarantees will be subordinated and junior in the right of payment to other indebtedness of the respective guarantor as described in the applicable prospectus supplement.
      Since Countrywide Financial Corporation is a holding company, its rights and the rights of its creditors (including the holders of the junior subordinated debentures of Countrywide Financial Corporation and the holders of the junior subordinated debentures of Countrywide Home Loans, for which Countrywide Financial Corporation acts as guarantor) to participate in any distribution of the assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise would be subject to prior claims of the subsidiary’s creditors, except to the extent that Countrywide Financial Corporation itself has recognized claims against the subsidiary.
Certain Covenants of Countrywide Home Loans and Countrywide Financial Corporation
      If junior subordinated debentures are issued to a trust or a trustee of a trust in connection with the issuance of trust securities and:

•	an event of default has occurred and is continuing; or

•	Countrywide Financial Corporation is in default relating to its payment of any obligations under the preferred securities guarantee or common securities guarantee; or

•	the issuer has given notice of its election to defer payments of interest on the junior subordinated debentures by extending the interest payment period and that period, or any extension of that period, is continuing;

then

•	neither Countrywide Home Loans nor Countrywide Financial Corporation will declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock or make any guarantee payments with respect thereto, other than:

(1) repurchases, redemptions or other acquisitions of shares of capital stock of Countrywide Financial Corporation in connection with any employee benefit plans or any other contractual obligation of Countrywide Financial Corporation, other than a contractual obligation ranking equally with or junior to the junior subordinated debentures;

(2) as a result of a reclassification of or an exchange or conversion of any class or series of capital stock of Countrywide Financial Corporation or Countrywide Home Loans for any other class or series of capital stock;

(3) the purchase of fractional interests in shares of the capital stock of Countrywide Financial Corporation or Countrywide Home Loans pursuant to the conversion or exchange provisions of that capital stock or the security being converted or exchanged; or

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(4) dividends or distributions made on the capital stock of Countrywide Financial Corporation or Countrywide Home Loans or rights to acquire that capital stock with Countrywide Financial Corporation’s or Countrywide Home Loans’ capital stock or rights to acquire that capital stock.

•	Neither Countrywide Financial Corporation nor Countrywide Home Loans will make any payment of interest, principal, premium, if any, on, or repay, repurchase or redeem any debt securities issued by Countrywide Financial Corporation or Countrywide Home Loans which rank equally with or junior to the junior subordinated debentures; and

•	Neither Countrywide Financial Corporation nor Countrywide Home Loans will make any guarantee payments with respect to any of the items listed above, except pursuant to the preferred securities guarantee or the debenture guarantees.
      So long as any junior subordinated debentures remain outstanding, Countrywide Financial Corporation will covenant to:

•	directly or indirectly maintain 100 percent ownership of the common securities of the trust, unless a permitted successor of Countrywide Financial Corporation succeeds to its ownership of the common securities;

•	use its reasonable efforts to cause the applicable trust to:

(1) remain a statutory trust, except in connection with the distribution of junior subordinated debentures to the holders of trust securities in liquidation of the trust, the redemption of all of the trust securities of the trust, or mergers, consolidations or amalgamations, each as permitted by the declaration which established the trust; and

(2) otherwise continue to be classified as a grantor trust for United States federal income tax purposes; and

•	use its reasonable efforts to cause each holder of trust securities to be treated as owning an undivided beneficial interest in the junior subordinated debentures.
Consolidation, Mergers and Sales of Assets
      Unless otherwise indicated in the applicable prospectus supplement, Countrywide Home Loans and Countrywide Financial Corporation may consolidate or merge with or into any other corporation, and may sell or convey all or substantially all of its assets to any corporation, provided that:

•	the resulting corporation, if other than Countrywide Home Loans or Countrywide Financial Corporation, as applicable, is a corporation organized and existing under the laws of the United States of America, any political subdivision thereof or any state thereof and assumes all of the obligations of Countrywide Home Loans or Countrywide Financial Corporation, as applicable, to:

(1) pay the principal, premium, if any, or interest on, the junior subordinated debentures; and

(2) perform and observe all other obligations under the indentures, and

•	none of Countrywide Home Loans, Countrywide Financial Corporation or any successor corporation, as the case may be, is, immediately after any consolidation or merger, in default under the indentures.
      The indentures do not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in stock ownership of Countrywide Home Loans or Countrywide Financial Corporation. In addition, the indentures do not contain any provision which would protect the holders of the junior subordinated debentures against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

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Events of Default, Waiver and Notice
      The indentures provide that the following are events of default relating to the junior subordinated debentures:

•	default in the payment of the principal of, or premium, if any, on, any junior subordinated debenture when due;

•	default in the payment of any interest on any junior subordinated debenture when due, which continues for 30 days; provided, however, a valid extension of an interest payment by the issuer will not constitute an event of default;

•	default in the performance of any other covenant or obligation in respect of the junior subordinated debenture, which continues for 60 days after written notice;

•	specified events of bankruptcy, insolvency or reorganization of an issuer or guarantor or, with certain exceptions, the applicable trust; and

•	any other event of default provided in the applicable resolution of the board of directors or supplemental indenture under which the junior subordinated debentures are issued.
      If an indenture event of default occurs and is continuing, the debt trustee or the holders of not less than 25% in aggregate principal amount of the junior subordinated debentures of that series then outstanding may declare the principal of all junior subordinated debentures of that series to be due and payable immediately.
      The holders of a majority in aggregate outstanding principal amount of that series of junior subordinated debentures may annul the declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal due other than by acceleration has been deposited with the debt trustee. The majority holders may not waive a payment default on the junior subordinated debentures which has become due solely by acceleration.
      The holders of a majority in principal amount of the junior subordinated debentures of any series affected may direct the time, method and place of conducting any proceeding for any remedy available to the debt trustee under the indenture or exercising any trust or power conferred on the debt trustee with respect to that series, provided that any direction is not in conflict with any rule of law or the indenture. Subject to the provisions of the indenture relating to the duties of the trustee, before proceeding to exercise any right or power under the indentures at the direction of the holders, the trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which it might incur in complying with any direction.
      Each indenture requires the annual filing by the respective issuer with the debt trustee of a certificate as to the absence of certain defaults under the indenture.
      The debt trustee may withhold notice of any event of default from the holders of the junior subordinated debentures, except in the payment of principal, interest or premium, if the trustee considers it in the interest of those holders to do so.
Distribution of the Junior Subordinated Debentures
      Under circumstances discussed more fully in the prospectus supplement involving the dissolution of a trust, after satisfaction of liabilities to creditors of the trust, junior subordinated debentures may be distributed to the holders of the trust securities in liquidation of that trust.
      If the junior subordinated debentures are distributed to the holders of the preferred securities, the issuer will use its best efforts to have the junior subordinated debentures listed on the New York Stock Exchange or on such other national securities exchange or similar organization on which the preferred securities are then listed or quoted.

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Modification of the Indentures
      Modifications and amendments to the indentures may be made by the issuer, the guarantor and the debt trustee with the consent of the holders of 66 2/3% in aggregate principal amount of the junior subordinated debentures at the time outstanding. However, no such modification or amendment may, without the consent of the holder of each junior subordinated debenture affected:

•	modify the payment terms of the junior subordinated debentures; or

•	reduce the percentage of holders of junior subordinated debentures necessary to modify or amend the indenture or waive compliance by Countrywide Home Loans or Countrywide Financial Corporation with any covenant or past default.
      If the junior subordinated debentures are held by a trust or a trustee of a trust, the supplemental indenture will not be effective until the holders of 66 2/3% in liquidation preference of trust securities of that trust have consented to the supplemental indenture. However, if the consent of the holder of each outstanding junior subordinated debenture is required, the supplemental indenture will not be effective until each holder of the trust securities of that trust, has consented to the supplemental indenture.
      The issuer and the debt trustee may also amend and modify the indenture without the consent of any holder under certain circumstances described in the indentures.
Defeasance and Discharge
      Each indenture provides that the respective issuer, at its option:

(1) will be discharged from all obligations in respect of the junior subordinated debentures of a series, except for obligations to register the transfer or exchange of junior subordinated debentures, replace stolen, lost or mutilated junior subordinated debentures, maintain paying agencies and hold moneys for payment in trust; or

(2) need not comply with specified restrictive covenants of the indentures;

in each case if the issuer deposits, in trust, money or U.S. government obligations in an amount sufficient to pay all the principal of, and interest and premium, if any, on, the junior subordinated debentures when those payments are due.

      To exercise any such option, the issuer is required to deliver an opinion of counsel that:

•	the deposit and related defeasance would not cause the holders of the junior subordinated debentures of that series to recognize income, gain or loss for U.S. federal income tax purposes and, in the case of a discharge pursuant to clause (a) above, the opinion will be accompanied by a private letter ruling to that effect received by the issuer from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to that effect published by the United States Internal Revenue Service; and

•	if listed on any national securities exchange, the junior subordinated debentures would not be delisted from that exchange as a result of the exercise of the defeasance option.
Governing Law
      The indentures and the junior subordinated debentures will be governed by, and construed in accordance with, the laws of the State of New York.
The Debt Trustee
      Each of Countrywide Home Loans, Countrywide Financial Corporation or its affiliates maintain certain accounts and other banking relationships with the debt trustee and its affiliates in the ordinary course of business.

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      The occurrence of any default under the indentures or the senior or subordinated indentures among Countrywide Home Loans, Countrywide Financial Corporation and the debt trustee relating to Countrywide Home Loan’s senior and subordinated debt securities, which may also be issued under the registration statement, could create a conflicting interest for the debt trustee under the Trust Indenture Act. If that default has not been cured or waived within 90 days after the debt trustee has acquired a conflicting interest, the debt trustee would generally be required by the Trust Indenture Act to eliminate the conflicting interest or resign as trustee with respect to the debt securities issued under the senior indenture or the subordinated indenture or with respect to the junior subordinated debentures issued under the indentures. If the debt trustee resigns, the issuer is required to promptly appoint a successor trustee with respect to the affected securities.
      The Trust Indenture Act also imposes certain limitations on the right of the debt trustee, as a creditor of Countrywide Home Loans or Countrywide Financial Corporation, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any cash claim or otherwise. The debt trustee will be permitted to engage in other transactions with Countrywide Home Loans or Countrywide Financial Corporation, provided that if it acquires a conflicting interest within the meaning of section 310 of the Trust Indenture Act, it must generally either eliminate that conflict or resign.
Effect of Obligations Under the Junior Subordinated
Debentures, the Debenture Guarantees and
the Preferred Securities Guarantees
      As set forth in the declaration, the sole purpose of the trusts are to issue the trust securities and to invest the proceeds from that issuance and sale in the junior subordinated debentures.
      As long as payments of interest and other payments are made when due on the junior subordinated debentures, those payments will be sufficient to cover the distributions and payments due on the trust securities. This is due to the following factors:

•	the aggregate principal amount of junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

•	the interest rate and the interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the trust securities;

•	under the indenture, the issuer of the junior subordinated debentures will pay, and the trusts will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the trusts, other than those relating to the trust securities; and

•	the declaration further provides that the Countrywide Capital trustees may not cause or permit the trusts to engage in any activity that is not consistent with the purposes of the trusts.
      Payments of distributions, to the extent there are available funds, and other payments due on the preferred securities, to the extent there are available funds, are guaranteed by Countrywide Financial Corporation to the extent described in this prospectus. If neither the issuer of the junior subordinated debentures nor the guarantor under the related debenture guarantee makes interest or other required payments on the junior subordinated debentures, the trust will not have sufficient funds to pay distributions on the preferred securities. Each preferred securities guarantee is a subordinated guarantee in relation to the preferred securities. The preferred securities guarantee does not apply to any payment or distributions unless the trust has sufficient funds for the payment of those distributions. See “Description of the Preferred Securities Guarantees.”
      The preferred securities guarantees cover the payment of distributions and other payments on the preferred securities only if and to the extent that the issuer or the guarantor has made a payment of interest or principal or other payments on the junior subordinated debentures or under the related debenture guarantee. The preferred securities guarantees, when taken together with Countrywide Financial Corporation’s obligations under the junior subordinated debentures and the indenture, whether as issuer or

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guarantor under the related debenture guarantee, and its obligations under the declaration, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the preferred securities.
      If the issuer of the junior subordinated debentures fails to make interest or other payments on the junior subordinated debentures when due, taking account of any extension period, or the guarantor under the related debenture guarantee fails to make any required payments under the debenture guarantee, the declaration allows the holders of the preferred securities to direct the institutional trustee to enforce its rights under the junior subordinated debentures and the related debenture guarantee. If the institutional trustee fails to enforce these rights, to the fullest extent permitted by law, any holder of preferred securities may directly sue Countrywide Financial Corporation or Countrywide Home Loans to enforce these rights without first suing the institutional trustee or any other person or entity.
      A holder of preferred securities may institute a direct action if a declaration event of default has occurred and is continuing and that event is attributable to the failure of the issuer of the junior subordinated debentures to pay interest or principal on the junior subordinated debentures on the date the interest or principal is otherwise payable, or the failure of the guarantor under the related debenture guarantee to make any required payments under the debenture guarantee. A direct action may be brought without first (1) directing the institutional trustee to enforce the terms of the junior subordinated debentures or (2) suing Countrywide Financial Corporation or Countrywide Home Loans to enforce the institutional trustee’s rights under the junior subordinated debentures and the related debenture guarantee. In connection with that direct action, Countrywide Financial Corporation or Countrywide Home Loans, as the case may be, will be subrogated to the rights of the holder of preferred securities under the declaration to the extent of any payment made by either of them to that holder of preferred securities. Consequently, Countrywide Financial Corporation or Countrywide Home Loans, as the case may be, will be entitled to payment of amounts that a holder of preferred securities receives in respect of an unpaid distribution to the extent that the holder receives or has already received full payment relating to that unpaid distribution from a trust.
      Countrywide Financial Corporation acknowledges that the guarantee trustee will enforce the preferred securities guarantees on behalf of the holders of the preferred securities. If Countrywide Financial Corporation fails to make payments under the preferred securities guarantees, the preferred securities guarantees allow the holders of the preferred securities to direct the guarantee trustee to enforce its rights thereunder. If the guarantee trustee fails to enforce the preferred securities guarantees, any holder of preferred securities may directly sue Countrywide Financial Corporation to enforce the guarantee trustee’s rights under the preferred securities guarantees. The holder need not first sue the trust, the guarantee trustee, or any other person or entity. A holder of preferred securities may also directly sue Countrywide Financial Corporation to enforce the holder’s right to receive payment under the preferred securities guarantees. The holder need not first (1) direct the guarantee trustee to enforce the terms of the preferred securities guarantee or (2) sue the trust or any other person or entity.
      Countrywide Financial Corporation and the trusts believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by Countrywide Financial Corporation of payments due on the preferred securities. See “Description of the Preferred Securities Guarantees — General.”
Use of Proceeds
      Each trust will use the proceeds of the sale of the trust securities to acquire junior subordinated debentures from Countrywide Financial Corporation or Countrywide Home Loans. Except as we may otherwise state in any prospectus supplement, each of Countrywide Financial Corporation or Countrywide Home Loans intends to use the net proceeds from any sale of its junior subordinated debentures for general corporate purposes, including the retirement of debt and the investment in servicing rights through the current production of loans and the bulk acquisition of contracts to service loans, and for acquisitions.

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Plan of Distribution
      We, Countrywide Home Loans and the trusts may sell the offered securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.
      We or Countrywide Home Loans may designate Countrywide Securities Corporation to be an underwriter, agent or dealer of one or more series of the securities issuable under this prospectus. The distribution of securities of any series will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. In addition, offers or sales of those securities may include secondary market transactions by affiliates of Countrywide Home Loans or Countrywide Financial Corporation.
Legal Matters
      Certain matters of Delaware law relating to the validity of the preferred securities will be passed upon on behalf of each of the trusts by Morris, Nichols, Arsht & Tunnell, Wilmington, Delaware, special Delaware counsel to the trusts. The validity of the other securities issuable under this prospectus will be passed upon for us and Countrywide Home Loans by Munger, Tolles & Olson LLP, Los Angeles, California. Certain United States federal income tax matters, when described in an accompanying prospectus supplement, to the extent such statements constitute a summary of matters of law, will be passed upon by Munger, Tolles & Olson LLP, Los Angeles, California. Sidley Austin llp, New York, New York will serve as counsel for any underwriters and agents. Sidley Austin llp also serves as counsel for CWALT, Inc., CWMBS, Inc., CWHEQ, Inc. and CWABS, Inc., each one of our wholly owned subsidiaries, in connection with offerings of mortgage-backed and asset-backed securities, and from time to time also serves as our counsel on other matters.
Experts
      The consolidated financial statements and financial statement schedules of Countrywide Financial Corporation and subsidiaries as of December 31, 2004, and for the year ended December 31, 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 of Countrywide Financial Corporation have been audited by KPMG LLP, an independent registered public accounting firm, as set forth in their reports thereon appearing in our annual report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference and upon the authority of said firm as experts in accounting and auditing.
      KPMG LLP’s audit report on Countrywide Financial Corporation management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, which is dated March 11, 2005, expresses an opinion that Countrywide Financial Corporation did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of a material weakness on the achievement of the objectives of the control criteria to facilitate the proper sale accounting treatment pursuant to the provisions of Statement of Financial Accounting Standards No. 140, “Accounting For Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” and contains an explanatory paragraph as set forth on page 94 of Countrywide Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004, a copy of which is incorporated by reference herein.
      The consolidated financial statements and financial statement schedules of Countrywide Financial Corporation as of December 31, 2003, and for each of the two years ended December 31, 2003 of Countrywide Financial Corporation have been audited by Grant Thornton LLP, an independent registered public accounting firm, as set forth in their report thereon appearing in our annual report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference and upon the authority of said firm as experts in accounting and auditing.

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Part II
Information Not Required in the Prospectus
Item 14. Other Expenses of Issuance and Distribution
      The following is a statement of the expenses (all of which are estimated) to be incurred by the Registrants in connection with a distribution of an assumed amount of $20,000,000,000 of securities registered under this registration statement:

SEC registration fee	$2,140,000

NASD fee	75,500

Blue sky fees and expenses	15,000

Legal fees and expenses	60,000

Accounting fees and expenses	30,000

Printing and engraving expenses	60,000

Trustees’ fees and expenses	20,000

Rating agency fees	927,000

Miscellaneous	44,500

Total	$3,372,000

Item 15. Indemnification of Directors and Officers
      Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that Delaware corporations may purchase insurance on behalf of any such director, officer, employee or agent. Sections 722, 723, 725 and 726 of the New York Business Corporation Law are substantively equivalent to Section 145 of the Delaware General Corporation Law.
      Article SIXTH of the Certificate of Incorporation of Countrywide Financial Corporation provides that Countrywide Financial Corporation may indemnify its directors and officers to the full extent permitted by the laws of the State of Delaware. Article VIII of Countrywide Financial Corporation’s Bylaws provides that Countrywide Financial Corporation shall indemnify its directors and officers, and persons serving as directors and officers of Countrywide Home Loans at the request of Countrywide Financial Corporation, against any threatened, pending or completed action, suit or proceeding or investigation brought against such directors and officers by reason of the fact that such persons were such directors or officers, provided that such persons acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of Countrywide Financial Corporation; except that in the case of actions brought by or in the right of Countrywide Financial Corporation to procure a judgment in its favor, no indemnification is permitted in respect to any claim, issue or matter as to which any such director or officer shall have been adjudged to be liable to Countrywide Financial Corporation unless the court in which the action was brought determines that such person is entitled to indemnification. Countrywide Financial Corporation’s Bylaws further contemplate that the indemnification provisions permitted thereunder are not exclusive of any other rights to which such directors and officers are otherwise entitled by means of Bylaw provisions, agreements, vote of stockholders or disinterested directors or otherwise. Countrywide Financial Corporation has entered into indemnity agreements with certain of its directors and executive officers (including the directors and executive officers of Countrywide Home Loans), whereby such individuals are indemnified by Countrywide Financial Corporation up to an aggregate limit of $5,000,000 for any claims made against such individual based on any act, omission or breach of duty committed while acting as a director or officer, except, among other things, cases involving dishonesty or improper personal benefit. Countrywide Financial Corporation also maintains an insurance policy pursuant to which its directors and officers (including the directors and executive officers of Countrywide Home Loans) are insured against certain liabilities that might arise out of their relationship with Countrywide Financial Corporation as directors and officers.
      Article SEVENTH of the Certificate of Incorporation provides that a director of Countrywide Financial Corporation shall have no personal liability to Countrywide Financial Corporation or its stockholders for monetary damages for breach of his fiduciary duty of care as a director to the full extent permitted by the Delaware General Corporation Law, as it may be amended from time to time.
      The Declaration of each Trust limits the liability to the Trust and certain other persons, and provides for the indemnification by the Trust or the issuer of the junior subordinated debentures of the trustees, their officers, directors and employees and certain other persons.
Item 16. Exhibits

1.1*	—	Form of Underwriting Agreement (for equity securities of Countrywide Financial Corporation)
1.2*	—	Form of Underwriting Agreement (for stock purchase contracts or stock purchase units)
1.3*	—	Form of Underwriting Agreement (for debt securities of Countrywide Financial Corporation)
1.4*	—	Form of Selling Agency Agreement (for debt securities of Countrywide Home Loans)
1.5*	—	Form of Underwriting Agreement (for preferred securities)
4.1	—	Specimen Certificate of Countrywide Financial Corporation’s Common Stock (incorporated by reference to Exhibit 4.2 to Countrywide Financial Corporation’s Current Report on Form 8-K dated February 6, 1987)
4.2	—	Certificate of Amendment of Restated Certificate of Incorporation of Countrywide Credit Industries (incorporated by reference to Exhibit 4.1 to Countrywide Financial Corporation’s Quarterly Report on Form 10-Q dated August 31, 1987)
4.3	—	Restated Certificate of Incorporation of Countrywide Credit Industries (incorporated by reference to Exhibit 4.2 to Countrywide Financial Corporation’s Quarterly Report on Form 10-Q dated August 31, 1987)
4.3.1	—	Certificate of Amendment of Certificate of Incorporation of Countrywide Financial Corporation as reported under Item 4, 10-Q dated May 31, 1992 (incorporated by reference to Exhibit 3.2.1 to Countrywide Financial Corporation’s Registration Statement on Form S-3 dated October 31, 2001)
4.3.2	—	Certificate of Change of Location of Registered Office and of Registered Agent of Countrywide Financial Corporation dated January 19, 1993 (incorporated by reference to Exhibit 3.2.2 to Countrywide Financial Corporation’s Registration Statement on Form S-3 dated October 31, 2001)
4.3.3	—	Certificate of Ownership and Merger of CW Merger Corp. into Countrywide Credit Industries, Inc., dated November 2, 2002, whereby Countrywide Credit Industries, Inc.’s name was changed to Countrywide Financial Corporation (incorporated by reference to Exhibit 4.3.3 to Countrywide Financial Corporation’s Registration Statement on Form S-3 dated March 6, 2003).
4.4	—	Bylaws of Countrywide Financial Corporation, as amended and restated (incorporated by reference to Countrywide Credit Industries’ Current Report on Form 8-K dated February 10, 1988)
4.4.1	—	Amendment to Bylaws of Countrywide Financial Corporation dated January 28, 1998 (incorporated by reference to Exhibit 3.3.1 to Countrywide Financial Corporation’s Annual Report on Form 10-K dated February 28, 1998).
4.4.2	—	Amendment to Bylaws of Countrywide Financial Corporation dated February 3, 1998 (incorporated by reference to Exhibit 3.3.1 to Countrywide Financial Corporation’s Annual Report on Form 10-K dated February 28, 1998).
4.4.3	—	Amendment to Bylaws of Countrywide Financial Corporation dated March 24, 2000 (incorporated by reference to Exhibit 3.3.3 to Countrywide Financial Corporation’s Annual Report on Form 10-K dated February 29, 2000).

4.4.4	—	Amendment to Bylaws of Countrywide Financial Corporation dated September 28, 2000 (incorporated by reference to Exhibit 3.3.4 to Countrywide Financial Corporation’s Quarterly Report on Form 10-Q dated August 31, 2000).
4.5	—	Amended and Restated Rights Agreement, dated as of November 27, 2001, between Countrywide Financial Corporation and The Bank of New York which includes, as Exhibit A thereto, the form of Amended and Restated Certificate of Designation specifying the terms of the Series A Participating Preferred Stock, and, as Exhibit B thereto, the form of Rights Certificate (incorporated by reference to Exhibit 1 to Countrywide Financial Corporation’s Form 8A/A, dated December 10, 2001, amending Countrywide Financial Corporation’ Form 8-A, dated February 11, 1988).
4.6†	—	Indenture, dated December 1, 2001, among Countrywide Home Loans, Countrywide Financial Corporation and The Bank of New York, as trustee, providing for the issuance of senior debt securities.
4.7†	—	Form of Indenture among Countrywide Home Loans, Countrywide Financial Corporation and The Bank of New York, as trustee, providing for the issuance of subordinated debt securities.
4.7*	—	Form of Master Unit Agreement, between Countrywide Financial Corporation and The Bank of New York, as agent.
4.8.1**	—	Form of Indenture among Countrywide Financial Corporation, Countrywide Home Loans and The Bank of New York, as trustee, providing for the issuance of senior debt securities.
4.8.2**	—	Form of Indenture among Countrywide Financial Corporation, Countrywide Home Loans and The Bank of New York, as trustee, providing for the issuance of subordinated debt securities.
4.9*	—	Form of Purchase Contract between Countrywide Financial Corporation and purchase contract agent
4.10*	—	Form of Pledge Agreement, among Countrywide Financial Corporation, collateral agent, and purchase contract agent
4.11†	—	Form of Fixed Rate Medium-Term Note
4.12†	—	Form of Floating Rate Medium-Term Note
4.13†	—	Certificate of Trust for Countrywide Capital V
4.14**	—	Certificate of Trust for Countrywide Capital VI
4.15†	—	Declaration of Trust for Countrywide Capital V
4.16**	—	Declaration of Trust for Countrywide Capital VI
4.17†	—	Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of the Preferred Securities
4.18†	—	Form of Indenture relating to Junior Subordinated Debentures issued by Countrywide Financial Corporation.
4.19†	—	Form of Indenture relating to Junior Subordinated Debentures issued by Countrywide Home Loans, Inc.
4.20†	—	Form of Supplemental Indenture relating to Junior Subordinated Debentures issued by Countrywide Financial Corporation
4.21†	—	Form of Supplemental Indenture relating to Junior Subordinated Debentures issued by Countrywide Home Loans, Inc.
4.22†	—	Form of Preferred Security (included in Exhibit 4.18)
4.23†	—	Form of Junior Subordinated Debenture issued by Countrywide Financial Corporation (included in Exhibit 4.21)
4.24†	—	Form of Junior Subordinated Debenture issued by Countrywide Home Loans, Inc. (included in Exhibit 4.22)
4.25†	—	Form of Preferred Securities Guarantee
4.26*	—	Form of Form(s) of Warrant Agreement(s), including form of Warrant.
5.1***	—	Opinion of Munger, Tolles & Olson LLP, counsel to Countrywide Financial Corporation and Countrywide Home Loans, as to the validity of the securities being offered other than the Preferred Securities.

5.2***	—	Opinion of Morris, Nichols, Arsht & Tunnell, counsel to Countrywide Capital V and Countrywide Capital VI, as to the validity of the Preferred Securities being offered.
12.1	—	Statement regarding computation of ratio of earnings to fixed charges (incorporated by reference to Exhibit 12.1 to Countrywide Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004)
23.1***	—	Consent of KPMG LLP
23.2***	—	Consent of Grant Thornton LLP.
23.3	—	Consent of Munger, Tolles & Olson LLP (included in Exhibit 5.1)
23.4	—	Consent of Morris, Nichols, Arsht & Tunnell (included in Exhibit 5.2)
24	—	Powers of Attorney for Countrywide Financial Corporation and Countrywide Home Loans relating to subsequent amendments (included on pages II-8 and II-11)
25.1***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as indenture trustee and guarantee trustee under the senior indenture of Countrywide Financial Corporation with Countrywide Home Loans, Inc. as guarantor.
25.2***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as indenture trustee and guarantee trustee under the senior indenture of Countrywide Home Loans, Inc. with Countrywide Financial Corporation as guarantor.
25.3***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as indenture trustee and guarantee trustee under the subordinated indenture of Countrywide Financial Corporation with Countrywide Home Loans, Inc. as guarantor.
25.4***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as indenture trustee and guarantee trustee under the subordinated indenture of Countrywide Home Loans, Inc. with Countrywide Financial Corporation as guarantor.
25.5***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as indenture trustee and guarantee trustee under the junior subordinated debenture indenture of Countrywide Financial Corporation with Countrywide Home Loans, Inc. as guarantor.
25.6***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as indenture trustee and guarantee trustee under the junior subordinated debenture indenture of Countrywide Home Loans, Inc. with Countrywide Financial Corporation as guarantor.
25.7***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the amended and restated declaration of trust of Countrywide Capital V.
25.8***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the amended and restated declaration of trust of Countrywide Capital VI.
25.9***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the guarantee by Countrywide Financial Corporation of the preferred securities of Countrywide Capital V.
25.10***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the guarantee by Countrywide Financial Corporation of the preferred securities of Countrywide Capital VI.

25.11***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the guarantee by Countrywide Home Loans, Inc. of the preferred securities of Countrywide Capital V.
25.12***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the guarantee by Countrywide Home Loans, Inc. of the preferred securities of Countrywide Capital VI.

†	Incorporated by reference to the exhibits to Form S-3 of Countrywide Financial Corporation filed on November 27, 2001.

*	To be filed by post-effective amendment or as an exhibit to a Current Report on Form 8-K of Countrywide Financial Corporation and incorporated by reference at such time as an underwritten issuance of such securities is contemplated.

**	Incorporated by reference to the exhibits to Form S-3 of Countrywide Financial Corporation filed on April 7, 2004.

***	Filed herewith.
Item 17. Undertakings
      The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures
      Pursuant to the requirements of the Securities Act of 1933, Countrywide Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on the 8th day of February, 2006.

COUNTRYWIDE FINANCIAL CORPORATION

By:	/s/ Angelo R. Mozilo

Angelo R. Mozilo
Chairman of the Board of Directors
and Chief Executive Officer
POWER OF ATTORNEY
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Angelo R. Mozilo, Stanford L. Kurland and Eric P. Sieracki, and each of them, his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Angelo R. Mozilo Angelo R. Mozilo	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer); Director	February 8, 2006

/s/ Eric P. Sieracki Eric P. Sieracki	Executive Managing Director and Chief Financial Officer (Principal Financial and Accounting Officer)	February 8, 2006

/s/ Kathleen Brown Kathleen Brown	Director	February 8, 2006

/s/ Henry G. Cisneros Henry G. Cisneros	Director	January 31, 2006

/s/ Jeffrey M. Cunningham Jeffrey M. Cunningham	Director	January 31, 2006

/s/ Robert J. Donato Robert J. Donato	Director	January 31, 2006

/s/ Michael E. Dougherty Michael E. Dougherty	Director	January 31, 2006

/s/ Ben M. Enis Ben M. Enis	Director	January 31, 2006

/s/ Edwin Heller Edwin Heller	Director	January 31, 2006

/s/ Stanford L. Kurland Stanford L. Kurland	President and Chief Operating Officer; Director	February 8, 2006

/s/ Martin R. Melone Martin R. Melone	Director	February 8, 2006

/s/ Robert T. Parry Robert T. Parry	Director	January 31, 2006

/s/ Oscar P. Robertson Oscar P. Robertson	Director	January 31, 2006

Signature	Title	Date

/s/ Keith R. Russell Keith R. Russell	Director	January 31, 2006

/s/ Harley W. Snyder Harley W. Snyder	Director	January 31, 2006

Signatures
      Pursuant to the requirements of the Securities Act of 1933, Countrywide Home Loans, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on the 8th day of February, 2006.

COUNTRYWIDE HOME LOANS, INC.

By:	/s/ Stanford L. Kurland

Stanford L. Kurland
Chairman of the Board of Directors
POWER OF ATTORNEY
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Angelo R. Mozilo, Stanford L. Kurland and Eric P. Sieracki, and each of them, his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stanford L. Kurland Stanford L. Kurland	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	February 8, 2006

/s/ David Sambol David Sambol	President and Chief Operating Officer; Director	February 8, 2006

/s/ Eric P. Sieracki Eric P. Sieracki	Senior Managing Director and Chief Financial Officer (Principal Financial and Accounting Officer)	February 8, 2006

/s/ Carlos M. Garcia Carlos M. Garcia	Senior Managing Director, Chief of Banking & Insurance Operations; Director	February 8, 2006

/s/ Angelo R. Mozilo Angelo R. Mozilo	Director	February 8, 2006

Signatures
      Pursuant to the requirements of the Securities Act of 1933, each Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on the 8th day of February, 2006.

COUNTRYWIDE CAPITAL V
COUNTRYWIDE CAPITAL VI

By:	/s/ Sandor E. Samuels

Name: Sandor E. Samuels
Title: Regular Trustee

By:	/s/ Eric P. Sieracki

Name: Eric P. Sieracki
Title: Regular Trustee

By:	/s/ Jennifer Sandefur

Name: Jennifer Sandefur
Title: Regular Trustee

EXHIBIT INDEX

1	.1*	—	Form of Underwriting Agreement (for equity securities of Countrywide Financial Corporation)
1	.2*	—	Form of Underwriting Agreement (for stock purchase contracts or stock purchase units)
1	.3*	—	Form of Underwriting Agreement (for debt securities of Countrywide Financial Corporation)
1	.4*	—	Form of Selling Agency Agreement (for debt securities of Countrywide Home Loans)
1	.5*	—	Form of Underwriting Agreement (for preferred securities)
4.1		—	Specimen Certificate of Countrywide Financial Corporation’s Common Stock (incorporated by reference to Exhibit 4.2 to Countrywide Financial Corporation’s Current Report on Form 8-K dated February 6, 1987)
4.2		—	Certificate of Amendment of Restated Certificate of Incorporation of Countrywide Credit Industries (incorporated by reference to Exhibit 4.1 to Countrywide Financial Corporation’s Quarterly Report on Form 10-Q dated August 31, 1987)
4.3		—	Restated Certificate of Incorporation of Countrywide Credit Industries (incorporated by reference to Exhibit 4.2 to Countrywide Financial Corporation’s Quarterly Report on Form 10-Q dated August 31, 1987)
4	.3.1	—	Certificate of Amendment of Certificate of Incorporation of Countrywide Financial Corporation as reported under Item 4, 10-Q dated May 31, 1992 (incorporated by reference to Exhibit 3.2.1 to Countrywide Financial Corporation’s Registration Statement on Form S-3 dated October 31, 2001)
4	.3.2	—	Certificate of Change of Location of Registered Office and of Registered Agent of Countrywide Financial Corporation dated January 19, 1993 (incorporated by reference to Exhibit 3.2.2 to Countrywide Financial Corporation’s Registration Statement on Form S-3 dated October 31, 2001)
4	.3.3	—	Certificate of Ownership and Merger of CW Merger Corp. into Countrywide Credit Industries, Inc., dated November 2, 2002, whereby Countrywide Credit Industries, Inc.’s name was changed to Countrywide Financial Corporation (incorporated by reference to Exhibit 4.3.3 to Countrywide Financial Corporation’s Registration Statement on Form S-3 dated March 6, 2003).
4.4		—	Bylaws of Countrywide Financial Corporation, as amended and restated (incorporated by reference to Countrywide Credit Industries’ Current Report on Form 8-K dated February 10, 1988)
4	.4.1	—	Amendment to Bylaws of Countrywide Financial Corporation dated January 28, 1998 (incorporated by reference to Exhibit 3.3.1 to Countrywide Financial Corporation’s Annual Report on Form 10-K dated February 28, 1998).
4	.4.2	—	Amendment to Bylaws of Countrywide Financial Corporation dated February 3, 1998 (incorporated by reference to Exhibit 3.3.1 to Countrywide Financial Corporation’s Annual Report on Form 10-K dated February 28, 1998).
4	.4.3	—	Amendment to Bylaws of Countrywide Financial Corporation dated March 24, 2000 (incorporated by reference to Exhibit 3.3.3 to Countrywide Financial Corporation’s Annual Report on Form 10-K dated February 29, 2000).
4	.4.4	—	Amendment to Bylaws of Countrywide Financial Corporation dated September 28, 2000 (incorporated by reference to Exhibit 3.3.4 to Countrywide Financial Corporation’s Quarterly Report on Form 10-Q dated August 31, 2000).
4.5		—	Amended and Restated Rights Agreement, dated as of November 27, 2001, between Countrywide Financial Corporation and The Bank of New York which includes, as Exhibit A thereto, the form of Amended and Restated Certificate of Designation specifying the terms of the Series A Participating Preferred Stock, and, as Exhibit B thereto, the form of Rights Certificate (incorporated by reference to Exhibit 1 to Countrywide Financial Corporation’s Form 8A/A, dated December 10, 2001, amending Countrywide Financial Corporation’ Form 8-A, dated February 11, 1988).
4	.6†	—	Indenture, dated December 1, 2001, among Countrywide Home Loans, Countrywide Financial Corporation and The Bank of New York, as trustee, providing for the issuance of senior debt securities.

4	.7†	—	Form of Indenture among Countrywide Home Loans, Countrywide Financial Corporation and The Bank of New York, as trustee, providing for the issuance of subordinated debt securities.
4	.7*	—	Form of Master Unit Agreement, between Countrywide Financial Corporation and The Bank of New York, as agent.
4	.8.1**	—	Form of Indenture among Countrywide Financial Corporation, Countrywide Home Loans and The Bank of New York, as trustee, providing for the issuance of senior debt securities.
4	.8.2**	—	Form of Indenture among Countrywide Financial Corporation, Countrywide Home Loans and The Bank of New York, as trustee, providing for the issuance of subordinated debt securities.
4	.9*	—	Form of Purchase Contract between Countrywide Financial Corporation and purchase contract agent
4	.10*	—	Form of Pledge Agreement, among Countrywide Financial Corporation, collateral agent, and purchase contract agent
4	.11†	—	Form of Fixed Rate Medium-Term Note
4	.12†	—	Form of Floating Rate Medium-Term Note
4	.13†	—	Certificate of Trust for Countrywide Capital V
4	.14**	—	Certificate of Trust for Countrywide Capital VI
4	.15†	—	Declaration of Trust for Countrywide Capital V
4	.16**	—	Declaration of Trust for Countrywide Capital VI
4	.17†	—	Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of the Preferred Securities
4	.18†	—	Form of Indenture relating to Junior Subordinated Debentures issued by Countrywide Financial Corporation.
4	.19†	—	Form of Indenture relating to Junior Subordinated Debentures issued by Countrywide Home Loans, Inc.
4	.20†	—	Form of Supplemental Indenture relating to Junior Subordinated Debentures issued by Countrywide Financial Corporation
4	.21†	—	Form of Supplemental Indenture relating to Junior Subordinated Debentures issued by Countrywide Home Loans, Inc.
4	.22†	—	Form of Preferred Security (included in Exhibit 4.18)
4	.23†	—	Form of Junior Subordinated Debenture issued by Countrywide Financial Corporation (included in Exhibit 4.21)
4	.24†	—	Form of Junior Subordinated Debenture issued by Countrywide Home Loans, Inc. (included in Exhibit 4.22)
4	.25†	—	Form of Preferred Securities Guarantee
4	.26*	—	Form of Form(s) of Warrant Agreement(s), including form of Warrant.
5	.1***	—	Opinion of Munger, Tolles & Olson LLP, counsel to Countrywide Financial Corporation and Countrywide Home Loans, as to the validity of the securities being offered other than the Preferred Securities.
5	.2***	—	Opinion of Morris, Nichols, Arsht & Tunnell, counsel to Countrywide Capital V and Countrywide Capital VI, as to the validity of the Preferred Securities being offered.
12.1		—	Statement regarding computation of ratio of earnings to fixed charges (incorporated by reference to Exhibit 12.1 to Countrywide Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004)
23	.1***	—	Consent of KPMG LLP
23	.2***	—	Consent of Grant Thornton LLP.
23.3		—	Consent of Munger, Tolles & Olson LLP (included in Exhibit 5.1)
23.4		—	Consent of Morris, Nichols, Arsht & Tunnell (included in Exhibit 5.2)
24		—	Powers of Attorney for Countrywide Financial Corporation and Countrywide Home Loans relating to subsequent amendments (included on pages II-8 and II-11)

25	.1***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as indenture trustee and guarantee trustee under the senior indenture of Countrywide Financial Corporation with Countrywide Home Loans, Inc. as guarantor.
25	.2***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as indenture trustee and guarantee trustee under the senior indenture of Countrywide Home Loans, Inc. with Countrywide Financial Corporation as guarantor.
25	.3***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as indenture trustee and guarantee trustee under the subordinated indenture of Countrywide Financial Corporation with Countrywide Home Loans, Inc. as guarantor.
25	.4***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as indenture trustee and guarantee trustee under the subordinated indenture of Countrywide Home Loans, Inc. with Countrywide Financial Corporation as guarantor.
25	.5***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as indenture trustee and guarantee trustee under the junior subordinated debenture indenture of Countrywide Financial Corporation with Countrywide Home Loans, Inc. as guarantor.
25	.6***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as indenture trustee and guarantee trustee under the junior subordinated debenture indenture of Countrywide Home Loans, Inc. with Countrywide Financial Corporation as guarantor.
25	.7***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the amended and restated declaration of trust of Countrywide Capital V.
25	.8***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the amended and restated declaration of trust of Countrywide Capital VI.
25	.9***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the guarantee by Countrywide Financial Corporation of the preferred securities of Countrywide Capital V.
25	.10***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the guarantee by Countrywide Financial Corporation of the preferred securities of Countrywide Capital VI.
25	.11***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the guarantee by Countrywide Home Loans, Inc. of the preferred securities of Countrywide Capital V.
25	.12***	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the guarantee by Countrywide Home Loans, Inc. of the preferred securities of Countrywide Capital VI.

†	Incorporated by reference to the exhibits to Form S-3 of Countrywide Financial Corporation filed on November 27, 2001.

*	To be filed by post-effective amendment or as an exhibit to a Current Report on Form 8-K of Countrywide Financial Corporation and incorporated by reference at such time as an underwritten issuance of such securities is contemplated.

**	Incorporated by reference to the exhibits to Form S-3 of Countrywide Financial Corporation filed on April 7, 2004.

***	Filed herewith.